SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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MINDSPEED TECHNOLOGIES, INC.
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MINDSPEED TECHNOLOGIES, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 10, 2010

To our Stockholders:

Our 2010 annual meeting of stockholders will be held on March 10, 2010, beginning at 2:00 p.m. Pacific Time, at our headquarters, located at 4000 MacArthur Boulevard, East Tower, Newport Beach, California 92660. At the meeting, the holders of our outstanding common stock will act on the following matters:

1.	election of one director for a term of three years;

2.	ratification of the appointment of our independent registered public accounting firm for fiscal year 2010;

3.	approval of an amended and restated directors stock plan, which, among other things, would increase the number of authorized shares from 288,000 to 438,000;

4.	approval of an employee stock purchase plan; and

5.	such other business as may properly come before the meeting.

All holders of record of shares of our common stock (NASDAQ: MSPD) at the close of business on January 11, 2010, are entitled to vote at the meeting and any postponements or adjournments of the meeting. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting in person. We encourage you to vote via the Internet or by telephone. If you received a printed set of proxy materials, you also have the option of voting by completing, signing, dating and returning the proxy card that accompanied the printed materials. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote in person if you decide to attend the annual meeting.

We are mailing to most of our stockholders a notice of Internet availability of proxy materials instead of a paper copy of this proxy statement and our 2009 annual report to stockholders. The notice of Internet availability of proxy materials contains instructions on how to access those documents via the Internet. The notice of Internet availability of proxy materials also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2009 annual report to stockholders and a form of proxy card or voting instruction card, as applicable. All stockholders who do not receive a notice of Internet availability of proxy materials will receive a paper copy of the proxy materials by mail. We believe that this process minimizes the costs of printing and distributing our proxy materials and also provides other benefits.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on March 10, 2010. The proxy statement and our 2009 annual report to stockholders are available at http://investors.mindspeed.com/proxy.

IF YOU PLAN TO ATTEND:

Registration will begin at 1:00 p.m. Each stockholder will need to bring a proxy card, voting instruction card or notice of Internet availability of proxy materials and valid picture identification, such as a driver’s license or passport, for admission to the meeting. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting and all mobile phones must be silenced during the meeting. We realize that many mobile phones have built-in digital cameras, and while these phones may be brought into the meeting, the camera function may not be used at any time.

By Order of the Board of Directors,

BRET W. JOHNSEN
Senior Vice President, Chief Financial Officer and Treasurer

January 29, 2010
Newport Beach, California

MINDSPEED TECHNOLOGIES, INC.
4000 MacArthur Boulevard, East Tower
Newport Beach, California 92660

PROXY STATEMENT

This proxy statement contains information related to our annual meeting of stockholders to be held on Wednesday, March 10, 2010, beginning at 2:00 p.m. Pacific Time, at our headquarters, located at 4000 MacArthur Boulevard, East Tower, Newport Beach, California 92660, and at any postponements or adjournments of the meeting. Your proxy for the meeting is being solicited by the board of directors. The proxy materials, which include this proxy statement, the proxy card and the 2009 annual report on Form 10-K, are first being made available to stockholders beginning on or about January 29, 2010.

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, a notice of Internet availability of proxy materials has been mailed to the majority of our stockholders, while other stockholders have instead received paper copies of the proxy materials accessible via the Internet. Stockholders that received the notice of Internet availability of proxy materials have the ability to access the proxy materials at www.proxyvote.com or request that a printed set of the proxy materials be sent to them by following the instructions set forth on the notice of Internet availability of proxy materials.

Please visit www.proxyvote.com for instructions on how to instruct us to send future proxy materials to you electronically by e-mail or in printed form by mail. You may also visit www.mindspeed.com to instruct us to send future proxy materials to you electronically by e-mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials or a link to a special website to access our proxy materials. Your election to receive proxy materials by e-mail or printed form by mail will remain in effect until you terminate it.

Choosing to receive future proxy materials by e-mail will allow us to provide you with the proxy materials you need in a timelier manner and will save us the cost of printing and mailing documents to you.

ABOUT THE MEETING AND VOTING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the meeting notice provided with this proxy statement, including the election of a director, ratification of the appointment of our independent registered public accounting firm and the approval of an amendment to our directors stock plan and an employee stock purchase plan. In addition, management will report on the performance of our company and respond to questions from stockholders.

Who can attend the meeting?

Subject to space availability, all stockholders as of the close of business on January 11, 2010, the record date, or their duly appointed proxies, may attend the meeting. Registration will begin at 1:00 p.m. If you plan to attend the meeting, please note that you will need to bring your proxy card, voting instruction card or notice of Internet availability of proxy materials and valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting and all mobile phones must be silenced during the meeting. We realize that many mobile phones have built-in digital cameras, and while these phones may be brought into the meeting, the camera function may not be used at any time.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the record date for the meeting are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. There were 29,067,315 shares of our common stock outstanding on the record date.

What are the voting rights of the holders of the company’s common stock?

Each share of our common stock outstanding on the record date will be entitled to one vote on each matter considered at the meeting.

What is a quorum?

A quorum is the minimum number of our shares of common stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. For the annual meeting, the presence, in person or by proxy, of the holders of at least 14,533,658 shares, which is a simple majority of the 29,067,315 shares outstanding as of the record date, will be considered a quorum allowing votes to be taken and counted for the matters before the stockholders.

If you are a registered stockholder, you must deliver your vote via the Internet or by telephone or mail or attend the annual meeting in person and vote in order to be counted in the determination of a quorum. If you are a “street name” stockholder, your broker will vote your shares pursuant to your instructions, and such shares will count in the determination of a quorum. If you do not vote via the Internet, by telephone or proxy card, or provide any instructions to your broker, your shares will still count for purposes of attaining a quorum and your broker may vote your shares in its discretion on proposal 2. If you are a member of a retirement savings plan or other similar plan, the trustee or administrator of the plan will vote according to your directions and the rules of the plan, which may result in your shares being counted in the determination of a quorum even if you do not provide voting directions.

How do I vote?

You may submit your vote via the Internet, by telephone or in person at the annual meeting. If you received printed proxy materials, you also have the option of submitting your proxy card by mail or attending the meeting and delivering the proxy card. The designated proxies will vote according to your instructions; however, if you are a registered stockholder and you return an executed proxy card without specific instructions on how to vote, the proxies will vote “FOR” the election of Mr. Stead in proposal 1; “FOR” the ratification of the company’s independent registered public accounting firm in proposal 2; “FOR” the approval of an amended and restated directors plan in proposal 3; and “FOR” the approval of an employee stock purchase plan in proposal 4.

If you are a “street name” stockholder and you do not return instructions on how to vote, your shares will not be voted on proposal 1, proposal 3 or proposal 4. The voting of shares held by “street name” stockholders is further discussed below under the caption “About the Meeting and Voting — What vote is required to approve each proposal? — Street Name Shares and Broker Non-Votes.” Additionally, in order to vote at the meeting, you will need to obtain a signed proxy from the broker or nominee that holds your shares, because the broker or nominee is the legal, registered owner of the shares. If you have the broker’s proxy, you may vote by ballot or you may complete and deliver another proxy card in person at the meeting.

If you are a member of a retirement or savings plan or other similar plan, you may submit your vote via the Internet or by telephone. The trustee or administrator of the plan will vote according to your directions and the rules of the plan.

Can I vote via the Internet or by telephone?

You may submit your vote via the Internet or by telephone by following the instructions contained in the notice of Internet availability of proxy materials. If you received a printed set of proxy materials, you may submit your vote via the Internet or by telephone by following the instructions contained on the proxy card that accompanied the printed materials.

If you are a registered stockholder or you hold your shares in “street name,” the deadline for submitting your vote by telephone or via the Internet is 11:59 p.m. Eastern Time on March 9, 2010. If you are a member of a retirement or savings plan or other similar plan, the deadline for submitting your voting directions by telephone or via the Internet is 11:59 p.m. Eastern Time on March 7, 2010.

Can I change or revoke my vote?

Subject to the deadlines set forth in the paragraph above, you may change your vote at any time before the proxy is exercised by re-submitting your vote via the Internet or by telephone.

If you are a registered stockholder, you may revoke your vote at any time before the proxy is exercised by filing with our secretary a written notice of revocation. At the meeting, you may revoke or change your vote by submitting a proxy to the inspector of elections or voting by ballot. Your attendance at the meeting will not by itself revoke your vote.

If your shares are held in “street name” or you are a member of a retirement or savings plan or other similar plan, please contact your broker, nominee, trustee or administrator to determine whether you will be able to revoke or change your vote.

What are the board’s recommendations?

The board recommends that you vote:

•	for election of the nominated director (see proposal 1);

•	for ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2010 (see proposal 2);

•	for approval of an amended and restated directors stock plan, which, among other things, would increase the number of authorized shares from 288,000 to 438,000 (see proposal 3); and

•	for approval of an employee stock purchase plan (see proposal 4).

What vote is required to approve each proposal?

Election of Director

Directors are elected by a plurality of votes cast. This means that the director nominee receiving the most votes cast at the meeting will be elected to serve for the next three years. Only votes cast “for” are counted in determining whether a plurality has been cast in favor of a director. A properly executed proxy marked “withhold authority” with respect to the election of the director will not be voted with respect to the director. Abstentions and broker non-votes will have no effect on the vote on this proposal.

All Other Proposals

For each other proposal, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on each proposal will be required for approval. If you abstain with respect to a proposal, your shares will not be voted, although your shares will be counted for purposes of determining the total number of shares necessary for approval of such proposal. Accordingly, an abstention will have the effect of a negative vote.

Street Name Shares and Broker Non-Votes

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some proposals. “Broker non-votes” are shares as to which a broker or nominee does not vote, or has indicated that it does not have discretionary authority to vote and has not received instructions on how to vote. If you do not give specific instructions, your broker or nominee may cast your vote in its discretion for proposal 2, the ratification of the appointment of our independent registered public accounting firm. “Broker non-votes” will be included in determining the number of shares entitled to vote and will have the same effect as a vote against proposal 2. If you do not give specific instructions on how to vote, your broker or nominee is not permitted to cast your vote in its discretion for proposal 1, election of a director; proposal 3, the approval of an amended and restated directors stock plan; or proposal 4, the approval of an employee stock purchase plan. A “broker non-vote” is not counted for the purposes of determining a plurality and will have no effect on proposal 1. In addition, a “broker non-vote” is not counted for the purposes of determining the total number of shares necessary for approval of proposal 3 and proposal 4 and will have no effect on the approval of either of the proposals.

Why did I receive a notice of Internet availability of proxy materials instead of a full set of the proxy materials?

We are pleased to take advantage of the SEC rules that allow companies to furnish their proxy materials via the Internet. Accordingly, we sent to the majority of our stockholders a notice of Internet availability of proxy materials regarding Internet availability of the proxy materials for this year’s annual meeting of stockholders. Other stockholders were instead sent paper copies of the proxy materials accessible via the Internet. Instructions on how to access the proxy materials via the Internet or to request a paper copy can be found in the notice of Internet availability of proxy materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by submitting a request to us at www.proxyvote.com. You may also visit www.mindspeed.com to instruct us to send future proxy materials to you electronically by e-mail. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Why didn’t I receive a notice of Internet availability of proxy materials?

We are providing certain stockholders, including stockholders who have previously requested to receive paper copies of proxy materials, with paper copies of the proxy materials instead of, or in addition to, a notice of Internet availability of proxy materials. If you would like to assist us in reducing the cost of distributing our proxy materials in the future, you can consent to receiving future proxy materials and other stockholder communications electronically via e-mail or the Internet. To sign up for electronic delivery, please visit www.mindspeed.com to submit your request.

Can I vote my shares by filling out and returning the notice of Internet availability of proxy materials?

No. The notice of Internet availability of proxy materials does, however, provide instructions on how to vote your shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

How many shares of the company’s common stock do the directors, executive officers and certain beneficial owners own?

To our knowledge, the following table sets forth information regarding the beneficial ownership of the 29,030,719 shares of our common stock outstanding on November 30, 2009, by each person who is known to us, based upon filings with the SEC or other information, to beneficially own more than 5% of our common stock, each of our directors, each executive officer named in the “Summary Compensation Table” below and all current directors and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment power with respect to the stock listed.

	Common Stock(1)
		Percent
Name	Shares	of Class

5% Stockholders
AQR Capital Management, LLC(2) Two Greenwich Plaza, 3rd Floor Greenwich, CT 06830	2,671,937	8.43%
Conexant Systems, Inc.(3) 4000 MacArthur Boulevard, West Tower Newport Beach, CA 92660	6,109,113	17.39%
Federated Investors, Inc.(4) 1001 Liberty Avenue Pittsburgh, PA 15222	2,602,500	8.96%
Polar Securities Inc.(5) 372 Bay Street, 21st floor Toronto, Ontario M5H 2W9, Canada	2,492,601	8.59%
Directors
Dwight W. Decker(6)	499,546	1.71%
Raouf Y. Halim(6)	603,501	2.05%
Michael T. Hayashi(6)	25,600	*
Ming Louie(6)	33,000	*
Thomas A. Madden(6)	33,000	*
Jerre L. Stead(6)	48,971	*
Named Executive Officers
Bret W. Johnsen(6)	214,461	*
Gerald J. Hamilton(6)(7)	95,601	*
Thomas J. Medrek(6)	160,895	*
Ron Cates	43,138	*
All current directors and executive officers as a group (14 persons)(6)	1,923,104	6.58%

*	Represents less than 1% of our outstanding common stock.

(1)	Unless otherwise indicated, each person’s address is c/o Mindspeed Technologies, Inc., 4000 MacArthur Boulevard, East Tower, Newport Beach, California 92660. If a stockholder holds options or other securities that are exercisable or otherwise convertible into our common stock within 60 days of November 30, 2009, we treat the common stock underlying those securities as owned by that stockholder, and as outstanding shares when we calculate that stockholder’s percentage ownership of our common stock. However, we do not consider that common stock to be outstanding when we calculate the percentage ownership of any other stockholder.

(2)	Represents shares of our common stock issuable upon conversion of our convertible notes. This information is based on a Schedule 13G/A filed on February 17, 2009, by AQR Capital Management, LLC and AQR

Absolute Return Master Account L.P. Each of AQR Capital Management and AQR Absolute Return Master Account shares voting and dispositive power over the reported shares.

(3)	In connection with the spin-off of our company from Conexant in June 2003 and the distribution of our common stock by Conexant to its stockholders, we issued Conexant a warrant to purchase 6 million shares of common stock at a price of $17.04 per share (subject to adjustment in certain circumstances), exercisable through June 27, 2013. The warrants may not be exercised to the extent that such exercise would result in the holder of the warrants owning at any one time more than 10% of our outstanding common stock. In accordance with the anti-dilution provisions of the warrant, the number of shares of our common stock subject to the warrant has been subsequently increased to 6,109,113, and the exercise price was decreased to $16.74 per share.

(4)	This information is based on a Form 13F filed on November 9, 2009, by Federated Investors, Inc. on behalf of its wholly-owned subsidiaries, Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. Pursuant to Rule 13F-1(b) under the Securities Exchange Act of 1934, as amended, Federated Investors is deemed to share dispositive power over 1,937,000 shares and 665,500 shares with Federated Equity and Federated Global, respectively. Federated Equity and Federated Global have sole voting power over 1,937,000 shares and 665,500 shares, respectively.

(5)	This information is based on a Schedule 13G/A filed on October 14, 2008, by Polar Securities, Inc., Altairis Offshore and Altairis Offshore Levered. Polar shares voting and dispositive power over 2,414,097 shares and is the investment manager for Altairis Offshore and Altairis Offshore Levered. Altairis Offshore and Altairis Offshore Levered share voting and dispositive power over 788,308 shares and 1,625,789 shares, respectively.

(6)	Includes shares that could be purchased by the exercise of options on November 30, 2009, or within 60 days thereafter, as follows: 188,455 for Mr. Decker; 451,085 for Mr. Halim; 14,000 for Mr. Hayashi; 22,000 for Mr. Louie; 22,000 for Mr. Madden; 33,439 for Mr. Stead; 75,000 for Mr. Johnsen; 43,884 for Mr. Hamilton; 92,405 for Mr. Medrek and 967,101 for all of the current directors and executive officers as a group.

(7)	Includes shares in which the individual has shared investment power due to marital dissolution proceedings.

BOARD OF DIRECTORS

Election of Director

How is the board made up?

Our certificate of incorporation provides for a board consisting of three classes of directors with overlapping three-year terms. One class of directors is elected each year with a term extending to the third succeeding annual meeting after election. Our board currently consists of one Class I director, three Class II directors and two Class III directors.

How are vacancies filled?

Our certificate of incorporation provides that any newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the board resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office. The bylaws permit any of our directors to resign at any time. Our guidelines on corporate governance provide that any director whose personal circumstances or job responsibilities change meaningfully should offer to not stand for reelection as a director.

Which directors are up for election?

The sole director in Class I, Mr. Stead, is up for election at the 2010 annual meeting to serve for a term expiring at the 2013 annual meeting.

What is his background?

Mr. Stead, 67, has been a director of our company since June 2003. He has been the executive chairman of the board of IHS, Inc. (software) since December 2000 and has been chief executive officer of IHS since September 2006. Prior to that, he was chairman of the board and chief executive officer of Ingram Micro Inc. (computer technology services) from August 1996 to May 2000. Mr. Stead is a director of Brightpoint, Inc. (cell phone service supplier) and Conexant. He is also chairman of the board of the Garrett Seminary on the Northwestern University campus.

Who are the remaining directors?

Class II Directors — continuing directors with terms expiring at the 2011 annual meeting

Mr. Hayashi, 53, has been a director of our company since August 2005. Mr. Hayashi has been the executive vice president, architecture, development and engineering, of Time Warner Cable, Inc. (cable television) since January 2008. He had previously served as the senior vice president, advanced engineering and technologies of Time Warner from May 2002 to January 2008, and as the vice president, advanced technologies, of Time Warner from July 1993 to May 2002.

Mr. Louie, 63, has been a director of our company since June 2003. Mr. Louie co-founded and has served as the managing director and a director of Mobile Radius, Inc. (mobile Internet data services) since March 2002. Mr. Louie served as the China President of the GSM Association (global trade association — wireless technology) from October 2003 to May 2005. He also has been the managing director of Dynasty Capital Services LLC (consulting) since January 2002. Mr. Louie served as president, Qualcomm Greater China (wireless communications) from May 2000 to October 2001 and as vice president, business development of Globalstar Communications Limited (satellite telecommunications) from January 1989 to May 2000. Since December 2007, Mr. Louie has been a member of the board of directors of Pacific Online (Internet hosting services), a publicly-traded company listed on the Hong Kong Stock Exchange.

Mr. Madden, 56, has been a director of our company since June 2003. He was the executive vice president and chief financial officer of Ingram Micro from July 2001 through April 2005. He served as senior vice president and chief financial officer of ArvinMeritor, Inc. (automotive components) from October 1997 to July 2001. He currently serves as a director of FreightCar America, Inc. (manufacturing and rebuilding — railroad freight cars), Champion Enterprises, Inc. (manufacturing — factory built houses) and Intcomex, Inc. (computer part distribution).

Class III Directors — continuing directors with terms expiring at the 2012 annual meeting

Mr. Decker, 59, has been a director of our company since January 2002 and non-executive chairman of the board since June 2003. Mr. Decker is the retired chairman and chief executive officer of Conexant Systems, Inc. (semiconductors — communications), having served as chief executive officer from January 1999 to February 2004 and again from November 2004 to July 2007, and as chairman from January 1999 to July 2008. Mr. Decker continues as a member of the board of directors of Conexant and is also a member of the boards of International Rectifier (semiconductors — analog), Newport Media, Inc. (semiconductors — broadcast media), BCD Semiconductor (semiconductors — analog) and Pacific Mutual Holding Company (life insurance products). He also serves as a director or member of several professional and civic organizations.

Mr. Halim, 49, has been a director of our company since January 2002 and our chief executive officer since June 2003. He was senior vice president and chief executive officer of the Internet infrastructure business of Conexant from February 2002 to June 2003 and senior vice president and general manager, network access division, of Conexant from January 1999 to February 2002. Mr. Halim currently serves as a trustee of the University of California, Irvine Foundation.

Board Governance Matters

Who is the chairman of the board?

Mr. Decker has served as chairman of the board since June 2003.

How often did the board meet during fiscal year 2009?

The board met twelve times during fiscal year 2009. Each director is expected to attend each meeting of the board and of those committees on which he serves. All of our directors attended at least 75% of all applicable board and committee meetings during fiscal year 2009. We usually schedule meetings of the board on the same day as our annual meetings, and when this schedule is followed, it is the policy of the board that directors are expected to attend our annual meetings. All directors attended the annual meeting of stockholders in March 2009.

How does the board determine which directors are considered independent?

Each year prior to the annual meeting, the board reviews and determines the independence of its directors. During this review, the board considers transactions and relationships between each director or any member of his or her immediate family and our company and its subsidiaries and affiliates. The board measures these transactions and relationships against the independence requirements of the SEC and The NASDAQ Stock Market, LLC. As a result of this review, the board affirmatively determined that the following continuing directors, Messrs. Decker, Hayashi, Louie, Madden and Stead, are “independent” in accordance with the applicable rules of the SEC and NASDAQ. The board has also determined that Donald R. Gips, who resigned from the board in January 2009, was “independent” during the time that he served as a director.

What is the role of the primary board committees?

The board has standing audit, governance and board composition and compensation and management development committees. The table below provides membership information as of the end of fiscal year 2009 and meeting information for each of the committees during fiscal year 2009.

		Governance and	Compensation
		Board	and Management
Name	Audit	Composition	Development

Dwight W. Decker		Chair
Michael T. Hayashi	X	X	X
Ming Louie	X	X
Thomas A. Madden	Chair	X	X
Jerre L. Stead	X	X	Chair
Number of meetings during fiscal year 2009	8	4	7

Donald R. Gips resigned from the board effective January 15, 2009 to serve as White House director of presidential personnel for the United States Presidential Administration. Prior to his resignation, Mr. Gips served as the chairman of the compensation and management development committee and as a member of the governance and board compensation committee.

Audit Committee

The audit committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, assists the board in overseeing our accounting and financial reporting processes and audits of our financial statements. It is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firms we engage. It reviews the independent registered public accounting firm’s audit of the financial statements and its report thereof; our system of internal control over financial reporting and management’s evaluation and the independent registered public accounting firm’s audit thereof; the independent registered public accounting firm’s annual management letter; various other accounting and auditing matters; and the independence of the auditing registered public accounting firm. The committee reviews and pre-approves all audit and non-audit services performed by our independent registered public accounting firm, other than as may be allowed by applicable law.

The audit committee also reviews and approves the appointment or change of our internal auditor. The committee reviews and approves any proposed related party transactions (unless such transactions are approved by another independent body of the board). It has established procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting and auditing matters. The committee meets with management to review any issues related to matters within the scope of its duties. The committee has the power to conduct or authorize investigations into any matter within its scope of responsibilities and may engage independent legal, accounting and other advisers as it determines necessary.

The charter of the committee is available on our website at www.mindspeed.com. The board has determined that all of the members of the committee are “independent” in accordance with Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, the applicable rules of NASDAQ and our board membership criteria. All of the committee members also meet the audit committee composition requirements of NASDAQ. The board has determined that Mr. Madden, the chairman of the audit committee, is qualified as an audit committee financial expert within the meaning of SEC regulations and that he has accounting and related financial management expertise within the meaning of the applicable rules of NASDAQ. Mr. Madden’s experience is discussed above under the caption “Board of Directors — Election of Director.”

Governance and Board Composition Committee

The governance committee reviews with the board, on an annual basis or more frequently as needed, our guidelines on corporate governance and the board’s committee structure and membership. The committee annually establishes a framework for the evaluation of our chief executive officer. The committee recommends nominees for election at each annual meeting and nominees to fill any board vacancies. The committee recommended to the board Mr. Stead for re-election at the 2010 annual meeting. When needed, the committee leads the search for qualified director candidates by defining the experiential background and qualifications for individual director searches and may engage third-party search firms to source potential candidates and coordinate the logistics of each search. The committee also has the power to engage outside advisors and counsel to assist the committee.

The committee prepares, not less frequently than every three years, and submits to the board, for adoption by the board, a list of selection criteria to be used by the committee. The committee will consider director candidates recommended by our stockholders pursuant to our procedures described below under the caption “Other Matters — Stockholder Proposals.” The selection criteria for director candidates include the following:

•	Each director should be an individual of the highest character and integrity, have experience at or demonstrated understanding of strategy/policy-setting and reputation for working constructively with others.

•	Each director should have sufficient time available to devote to the affairs of our company in order to carry out the responsibilities of a director.

•	Each director should be free of any conflict of interest which would interfere with the proper performance of the responsibilities of a director. This excludes from consideration officers of companies in direct or substantial competition with our company and major or potential major customers, suppliers or contractors.

The committee’s charter is available on our website at www.mindpseed.com. The board has determined that all of the members of the committee are “independent” in accordance with applicable rules of NASDAQ and our board membership criteria.

Compensation and Management Development Committee

The compensation committee recommends to the board compensation and benefits for non-employee directors; reviews and approves, on an annual basis, the corporate goals and objectives with respect to compensation of our chief executive officer pursuant to the framework developed by the governance committee; determines salaries for all executive officers and reviews annually the salary plan for other executives in general management positions; reviews standard base pay, incentive compensation, deferred compensation and all equity-based plans and recommends changes in such plans as needed; reviews annually the performance of our chief executive officer and other senior executives; assists the board in developing and evaluating potential candidates for executive positions; oversees the development of executive succession plans; and reviews and discusses the “Compensation Discussion and Analysis” with management and gives its recommendation to the board on whether the “Compensation Discussion and Analysis” should be included in our proxy statement and annual report on Form 10-K.

The charter of the committee is available on our website at www.mindspeed.com. The board has determined that all of the members of the committee are “independent” in accordance with applicable rules of NASDAQ and our board membership criteria. The compensation committee has the authority to engage services of outside advisors, experts and others to assist the committee. Our human resources department supports the committee in its work and in some cases acts pursuant to delegated authority to fulfill various functions in administering our compensation programs. In addition, the committee reviews its charter at least annually, and recommends any proposed changes to the board for approval.

During the course of fiscal year 2009, management and the board engaged Semler Brossy Consulting Group, LLC to consult and assist in the determination of executive compensation. The engagement specifically called for an analysis of the competitiveness of our equity compensation practices for our non-executive employees, an analysis of the competitiveness of our cash, equity and total compensation practices for our executive officers and a review of the value of our executives’ equity holdings. The companies analyzed in this engagement were the companies listed as peer companies below under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Objectives of Compensation Programs and Compensation Program Design — Peer Group.” The engagement covered information on equity practices, such as equity burn rates, equity overhang, forms of equity awards and allocation of equity awards between officers and non-officers. Semler Brossy also analyzed trends, including changes in equity participation eligibility and the mix of cash and equity in total compensation.

Stockholder Communications with Directors

Stockholders and other parties interested in communicating directly with any individual director, including the chairman, the board as a whole or the non-management directors as a group may do so by writing to Mindspeed Technologies, Inc., 4000 MacArthur Boulevard, East Tower, Newport Beach, California 92660, Attention: Secretary. Our secretary reviews all such correspondence and regularly forwards to the board a summary of all such correspondence and copies of all correspondence that, in the opinion of the secretary, deals with the functions of the board, the board committees or other such correspondence that the secretary otherwise determines requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of the board and may request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the audit committee with respect to such matters.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee during fiscal year 2009 was a current or former officer or employee of our company. There are no compensation committee interlocks between our company and other entities involving our executive officers and board members who serve as executive officers or board members of such other entities. No member of the committee had any relationship requiring disclosure below under the caption “Certain Relationships and Related Transactions,” except for Messrs. Decker and Stead, who serve as directors of Conexant.

EXECUTIVE OFFICERS

The table below sets forth certain information concerning our executive officers as of November 30, 2009.

Name	Age	Title

Raouf Y. Halim	49	Chief Executive Officer
Bret W. Johnsen	40	Senior Vice President, Chief Financial Officer and Treasurer
Najabat H. Bajwa	32	Senior Vice President and General Manager, Lightspeed Connectivity Solutions
Kurt F. Busch	39	Senior Vice President and General Manager, High-Performance Analog
Jing Cao	50	Senior Vice President, Operations
Ron Cates	52	Senior Vice President and General Manager, Wide Area Networking
Gerald J. Hamilton	56	Senior Vice President, Worldwide Sales
Anil S. Mankar	54	Senior Vice President, VLSI Engineering
Thomas J. Medrek	53	Senior Vice President and General Manager, Multiservice Access

There are no family relationships among the individuals serving as our directors or executive officers. Set forth below are the name, office and position held with our company and principal occupations and employment during the past five years of each of our executive officers. Biographical information on Mr. Halim is discussed above under the caption “Board of Directors — Election of Director.”

Mr. Johnsen has been our senior vice president, chief financial officer and treasurer since July 2008. Prior to joining us, Mr. Johnsen served in a variety of finance and accounting positions with Broadcom Corporation (wired and wireless communication semiconductor and software products) from October 1999 through June 2008, including as vice president and corporate controller (principal accounting officer) from September 2007 through June 2008, senior director of finance, wireless connectivity group, from June 2007 through September 2007, senior director of finance and operations, worldwide manufacturing, from May 2005 through June 2007, director of finance, worldwide operations, from April 2003 through May 2005, as controller for various business groups within Broadcom from June 2000 through December 2003 and as corporate accounting manager from October 1999 through June 2000.

Mr. Bajwa has been our senior vice president and general manager, lightspeed connectivity solutions, since October 2007. Mr. Bajwa previously served as our vice president of marketing and applications engineering from October 2006 to October 2007, executive director of marketing from April 2006 to October 2006 and director of marketing from August 2003 to April 2006 for our optical communications IC product line. Prior to joining us, Mr. Bajwa was the director, navigation business, of Agilent Technologies, Inc. (electronic measurement devices and services) from November 2002 to August 2003.

Mr. Busch has been our senior vice president and general manager, high-performance analog, since October 2007. Mr. Busch previously served as our vice president of marketing and applications for our switching and signal conditioning product line from November 2006 to October 2007 and our executive director of business development from January 2006 to November 2006. Prior to joining us, Mr. Busch was a business development manager of Analog Devices, Inc. (signal processing solutions) from November 2003 to December 2005 and the vice president of marketing and president of the U.S. subsidiary of TeraCross Ltd. (semiconductor manufacturer) from November 2001 to November 2003. Mr. Busch currently serves as a director for First Western Group (real estate and agricultural lending).

Mr. Cao has been our senior vice president, operations, since March 2008. Prior to joining us, Mr. Cao was the vice president, operations, of HOYA Corporation USA, formerly Xponent Photonics, Inc. (optical network component manufacturer), from August 2006 to March 2008. Mr. Cao also served as the vice president, manufacturing and technology, from March 2006 to August 2006 and the director, assembly operations, from January 2001 to March 2006 of Vitesse Semiconductor Corporation (semiconductor communications design and development).

Mr. Cates has been our senior vice president and general manager, wide area networking, since May 2007. Prior to joining us, he was the vice president of North American sales and marketing of Metalink Ltd. (broadband communications) from October 2004 to May 2007. Mr. Cates also served as the vice president of marketing of Solarflare Communications, Inc. (vendor of Ethernet products) from June 2003 to September 2004 and the vice president of sales and marketing of Peregrine Semiconductor Corp. (semiconductor manufacturer and designer) from September 2001 to June 2003.

Mr. Hamilton has been our senior vice president, worldwide sales, since July 2006. Mr. Hamilton previously served as our vice president of sales for the Asia Pacific region from June 2003 to July 2006. He served as the vice president of sales for the Asia Pacific region of Conexant from September 2001 to June 2003.

Mr. Mankar has been our senior vice president, VLSI engineering, since August 2008. Prior to joining us, Mr. Mankar provided consulting services to Conexant from May 2008 to August 2008, and was the senior vice president, worldwide core engineering, and chief development officer of Conexant from December 2006 to May 2008. He also served as vice president, VLSI hardware systems broadband media processing, and vice president, worldwide core engineering, of Conexant from January 2005 to December 2006. He was vice president, VLSI hardware systems personal computing division, of Conexant from September 1999 to December 2004, and vice president, core engineering, of Conexant from January 2004 to December 2004.

Mr. Medrek has been our senior vice president and general manager, multiservice access, since June 2004. Mr. Medrek previously served as our senior vice president and general manager, broadband internetworking systems, from June 2003 to June 2004. Mr. Medrek served as the vice president and general manager, broadband internetworking systems, of Conexant from February 2001 to June 2003 and the vice president of marketing, broadband internetworking systems, of Conexant from March 2000 to February 2001.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

The following provides a brief overview of the more detailed disclosure set forth in the Compensation Discussion and Analysis below:

•	The objectives of our compensation program are to: (i) attract and retain talented executive officers; (ii) further align the financial interests of executive officers with those of our stockholders; and (iii) pay for performance.

•	In making its fiscal year 2009 compensation decisions, the compensation committee consulted with a third-party compensation consultant and compared the compensation and performance of our executive officers with a peer group of 14 other semiconductor companies.

•	Our executive compensation consists primarily of: (i) a base annual salary; (ii) short-term cash incentive-based compensation; and (iii) long-term incentive equity awards. We also provide certain perquisites to our executive officers and on occasion grant discretionary and retention bonuses.

•	We encourage a pay-for-performance environment by linking short-term cash incentive-based compensation to the achievement of overall company and individual performance goals. Achievement of performance goals by our named executive officers (as defined in the “Summary Compensation Table” below) during fiscal year 2009 ranged from 50% to 97%.

•	In fiscal year 2010, we intend to again deliver a combination of cash, stock options and restricted stock awards as part of our overall compensation program.

Objectives of Compensation Programs and Compensation Program Design

The compensation committee establishes our executive compensation philosophy and oversees our executive compensation programs. Under the compensation committee’s supervision, in fiscal year 2009, we implemented compensation policies, plans and programs intended to achieve the following objectives:

•	Attract and retain talented executive officers. We are engaged in a very competitive and highly cyclical industry, and our success depends upon our ability to attract and retain qualified executive officers through competitive compensation arrangements.

•	Further align the financial interests of executive officers with those of our stockholders. We want and expect our executive officers to think and act in both the near-term and long-term interests of our stockholders.

•	Pay for performance. We provide executive officers with incentive opportunities linked to achievement of both overall company and individual performance goals. Incentive programs are designed to reward business plan achievement.

We carry out these objectives by providing market competitive salaries, achieving an appropriate mix of cash and equity compensation, setting compensation based on individual and overall company performance and occasionally granting discretionary and retention bonuses.

Total Compensation Program Design

The compensation committee considers the total compensation, earned or potentially available, of the executive officers in establishing each component of compensation. In its review, the committee considers information regarding our general industry and direct peer group, national surveys of other U.S. semiconductor and high technology companies, reports of our third-party compensation consultants and performance judgments as to the past and expected future contributions of individual executive officers. The compensation committee also reviews tally sheets in an effort to promote internal pay equity.

Our total compensation package generally includes a base annual salary, short-term incentive awards and long-term incentive awards. We target the short-term incentives of the chief executive officer to equal 100% of his base annual salary. We target the short-term incentives of all other named executive officers to equal 55% of their respective base annual salaries. Mr. Halim’s higher incentive target is a result of his higher level of responsibility and the industry standard of providing the chief executive officer with higher incentive targets. We also occasionally grant cash discretionary bonuses to recognize achievements, as well as cash retention bonuses to maintain management continuity.

The fiscal year 2009 base salaries and target incentives for our named executive officers are set forth in the table below.

Named Executive Officer	Base Annual Salary	Target Incentive(1)

Raouf Y. Halim	$500,000	100%
Bret W. Johnsen	300,000	55%
Gerald J. Hamilton	250,000	55%
Thomas J. Medrek(2)	320,000	55%
Ron Cates	265,000	55%

(1)	Target incentive represents a target amount of base annual salary for short-term incentive awards.
(2)	Salary effective as of May 9, 2009.

Role of Executive Officers and Compensation Consultants in Compensation Decisions

The compensation committee solicits compensation recommendations from our chief executive officer on our other executive officers, and then reviews and approves the total compensation for each of our executive officers. The compensation committee may request additional information from the chief executive officer and may also solicit the perspective and input of third-party compensation consultants. In fiscal year 2009, the compensation committee elected to continue its engagement with a third-party compensation consultant, Semler Brossy.

Semler Brossy was specifically engaged to consult on the competitiveness of our equity compensation practices, summaries of our equity plans and the level of overall compensation for our named executive officers. For fiscal year 2009, we provided Semler Brossy with a list of our peer companies and data from the 2009 Radford Executive Survey for U.S. Technology Companies and requested that it report on the practices of each identified peer company, as well as analyze the data from the survey. The report included information on equity practices, such as equity burn rates, equity overhang, forms of equity awards and allocation of equity awards between officers and non-officers. The report also included information on trends, including changes in equity participation eligibility and the mix of cash and equity in total compensation. Following the conclusion of fiscal year 2009, Semler Brossy began advising us regarding the amendment to our directors stock plan described below under the caption “Proposal 3 — Approval of Amended and Restated Directors Stock Plan.”

Additional information on the peer companies that Semler Brossy examined is discussed below under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Objectives of Compensation Programs and Compensation Program Design — Peer Group.”

Goal Setting and Performance Evaluation

Executive officer performance evaluations, including evaluations of our named executive officers, occur annually and are completed immediately following the conclusion of each fiscal year. To help achieve our strategic goals and annual objectives, we have developed an integrated performance management program, which has an overall purpose of strengthening results at the individual and organizational level. The program is designed to align individual performance with strategic business goals and annual objectives. It is intended to foster two-way communication to provide all employees, including executive officers, with the resources, information and support needed to be successful. The performance management program’s primary objectives are to ensure that individual contributions and results are directed toward achieving our business plan based on our strategic and tactical goals. It also links rewards to performance and recognizes outstanding performance with corresponding compensation actions. The process begins with establishing overall company and individual performance goals for the chief executive officer and other executive officers at the beginning of the fiscal year. These goals are based on our annual operating plan, which is reviewed by the board.

The chief executive officer’s performance evaluation is coordinated by the chairman of the governance committee. The chief executive officer is evaluated on performance against the annual operating plan, which is summarized in an annual scorecard. The scorecard contains a percent achievement reached for each company metric, as well as an overall weighted average achievement percentage on all company performance goals. An annual 360 degree feedback assessment is also conducted for purposes of providing additional developmental feedback to the chief executive officer. The chairman of the governance committee reviews the corporate performance scorecard and the 360 feedback results with the other independent board members, obtains their feedback on the chief executive officer’s performance and completes the review. The governance committee then reports its findings to the compensation committee for use in its determination of appropriate compensation actions.

The board frequently discusses the performance of the executive officers with the chief executive officer. The chief executive officer incorporates this feedback into the evaluations of the other executive officers. The performance evaluations for our named executive officers are the same as those discussed below under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Elements of Compensation — Cash Incentive Awards.”

Peer Group

In setting the base annual salary, individual bonus target amounts and equity grant guidelines for executive officers, the compensation committee, with assistance from our third-party compensation consultant, reviews information relating to the executive compensation of a self-selected peer group of companies comprised of direct competitors, other local semiconductor companies and leading national semiconductor companies. In analyzing our peer group, the compensation committee distinguishes emerging peers from mature peers. We include our direct competitors and other local semiconductor companies in our emerging peer group because we compete with them for business, as well as talent. We include leading national semiconductor companies in our mature peer group because they have a large influence on industry compensation practices. This self-selected peer group has remained essentially the same for the past several years. The peer group companies for fiscal year 2009 include the following:

Emerging Peers	Mature Peers

• Applied Micro Circuits Corporation	• Broadcom Corporation
• PMC-Sierra, Inc.	• Qualcomm, Inc.
• Vitesse Semiconductor Corporation	• Advanced Micro Devices, Inc.
• Transwitch Corporation	• Intel Corporation
• Conexant Systems, Inc.	• Texas Instruments, Inc.
• Skyworks Solutions, Inc.	• Maxim Integrated Products, Inc.
• Microsemi Corporation
• NetLogic Microsystems, Inc.

The compensation committee reviews the compensation levels of our emerging peers when considering the amount of executive officer base annual salary and total compensation. For fiscal year 2009, the compensation committee believes that the base annual salary and total compensation provided to each executive officer was within the range of total compensation paid to similarly situated executive officers at emerging peer companies. The compensation committee targets our executive officers’ base salaries and total compensation at the median of our emerging peers.

The compensation committee reviews the data of both our emerging and mature peers in designing our equity-compensation policies. It typically considers our emerging peers’ annual equity burn rates, equity overhang and form of equity awards. Additionally, it reviews our emerging peers’ policies regarding allocation of equity awards between executive officers and non-executive officers, percentage of employees receiving grants, vesting practices, hiring grant practices and other trends. It typically considers data from our mature peers with respect to types of equity awards and employee eligibility for such awards.

For fiscal year 2009, the compensation committee also used the Radford survey database, which provides data specific to high technology and semiconductor industry compensation practices. The examination of the survey and peer group compensation practices allows us to accurately follow industry norms in an effort to ensure that our compensation policies are current and competitive.

Elements of Compensation

Executive compensation consists primarily of: (i) a base annual salary; (ii) short-term cash incentive-based compensation; and (iii) long-term incentive equity awards. This mix of payments allows us to provide compensation that directly addresses our compensation goals of retention, alignment of executive and stockholder interests and linking pay with performance. We also provide our executive officers with other benefits, including perquisites, change of control agreements and a retirement savings plan. The compensation committee also grants special cash bonuses to certain named executive officers to recognize particularly strong achievement or for specific retention purposes. Information on the total compensation awarded to each named executive officer during fiscal year 2009 is set forth in our “Summary Compensation Table” below.

Base Annual Salary

The base annual salaries we provide to our executive officers are intended as compensation for each executive officer’s ongoing contributions to the performance of the operational area(s) for which they are responsible. In keeping with our compensation philosophy to attract and retain individuals of high quality, executive officer base salaries have been targeted to be competitive with base salaries paid to executive officers of our emerging peers, as described above, based on data reviewed by the compensation committee. The compensation committee determines the market median by reviewing information contained in survey data, SEC filings and advice from our third-party compensation consultant. The base salaries for our executive officers also reflect input from our chief executive officer regarding individual performance, company strategy and retention factors.

The base annual salary levels of each of our executive officers are reviewed annually and adjusted from time to time to recognize individual performance, promotions, competitive compensation levels, retention requirements, internal pay equity and other qualitative factors. In addition to adjustments made for competitive and retention reasons, the compensation committee has periodically adjusted executive officer base salaries based on its assessment of each executive’s performance and history with us, as well as overall budgetary considerations for salary increases.

The base annual salaries in fiscal year 2009 for all named executive officers are set forth above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Objectives of Compensation Programs and Compensation Program Design — Total Compensation Program Design.”

Cash Incentive Awards

Our annual cash incentive compensation plan for the executive officers, including our chief executive officer, is based on both the overall financial performance of our company and the performance of the executive officers with respect to their individual assigned goals. In any given fiscal year, that performance is measured against the specific performance criteria adopted by the compensation committee for use in that particular fiscal year. Performance criteria typically include financial metrics, such as revenue growth, operating profitability and attainment of strategic business development goals. Annual incentive awards may also be adjusted by the board in its discretion based on individual performance factors. For all executive officers, the annual incentive award value is generally targeted at the median of corresponding awards for our peer group.

Although we have established target incentive levels, the incentive-based compensation awards to our executive officers have generally not reached such levels during the past several fiscal years. Executive officers who have achieved 100% of their incentive-based compensation performance goals for a given fiscal year have been compensated below their respective target levels. While our incentive-based compensation awards have been typically below the target levels, we retain these levels for competitive reasons and may award incentive-based compensation that reaches these levels in the future.

The compensation committee determined whether each named executive officer met his performance goals for fiscal year 2009. Management reported on the accomplishments of the officers, and the compensation committee carried out its responsibility of determining the extent to which those accomplishments met the pre-established goals. While the use of the performance goals is intended to establish a rigorous process for tracking and evaluating performance, the compensation committee’s assessment of performance against particular goals involves the application of qualitative, as well as quantitative measures. The compensation committee does not apply a mechanical formula in determining achievement of the goals, but takes into account the level of performance compared to the goal, as well as other considerations such as improvement or decline compared to prior years, positioning for future success and the need to motivate and retain the current management team.

The specific company and business unit revenue, operating profit, available cash, cash generation, design win, engineering execution and budget reduction targets are based on our company’s internal annual operating plan and are confidential. As an indication of the level of difficulty in achieving the overall performance objectives, the compensation committee determined that our named executive officers attained levels of achievement (including financial and non-financial goals) in the following ranges in each of the last three fiscal years:

Fiscal Year	Range of Achievement

2008	90% — 100%
2007	72% — 94%
2006	92% — 100%

The pre-established factors for fiscal year 2009 used to determine individual performance and the relative weight given to each factor for each named executive officer are set forth in the table below. The different factors and relative weights reflect differences in the job responsibilities of our named executive officers.

Named Executive Officer	Performance Factors (and Weight)

Raouf Y. Halim	• Company fiscal year operating profit, available cash and cash generation targets: 50%
• Design win execution against the fiscal year plan: 20%
• Engineering execution: 15%
• Individual organizational development goals: 15%

Bret W. Johnsen	• Company fiscal year operating profit target: 100%

Gerald J. Hamilton	• Company fiscal year revenue target: 40%
• Design win execution against the fiscal year plan: 40%
• Budget reduction target for the worldwide sales department: 20%

Thomas J. Medrek	• Company fiscal year operating profit target: 33%
• Business unit fiscal year revenue target: 33%
• Budget reduction target for the multiservice access business unit: 33%

Ron Cates	• Company fiscal year operating profit target: 33%
• Business unit fiscal year revenue target: 33%
• Budget reduction target for the wide area networking business unit: 33%

Mr. Halim. Based on the performance evaluation described above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Objectives of Compensation Programs and Compensation Program and Design — Goal Setting and Performance Evaluation,” the compensation committee determined that Mr. Halim achieved 67% of his financial performance goals (fiscal year operating profit, available cash and cash generation targets) for fiscal year 2009. We had a larger operating loss than planned, but we largely met our available cash targets each quarter and achieved our cash generation targets in all but one quarter.

Cash generation and operating profit are non-GAAP measures. Our calculation of operating profit excludes stock-based compensation expense, employer taxes on stock-based compensation, amortization of intangible assets, asset impairments, employee separation costs, the effects of special charges such as asset impairments and restructuring charges and employee option exchange costs. We calculate cash generation as the net increase or decrease in cash and cash equivalents. We use non-GAAP measures because these measures help us internally to evaluate our operating performance, while excluding items that are considered by management to be outside of our core operating results. The specific performance goals for fiscal year operating profit, available cash and cash generation are based on our internal annual operating plan and are confidential.

The compensation committee determined that Mr. Halim met 79% of his individual goals. We had a number of key design wins, particularly in the voice-over-Internet Protocol and high-performance analog markets. We achieved 72% of our engineering milestones on schedule in fiscal year 2009 for our key product programs. With respect to organizational development, a number of key promotions and hires were made in fiscal year 2009 and significant progress was made in improving forecast accuracy as measured by net inventory turns.

Based on the overall assessment of Mr. Halim’s performance against his goals, the compensation committee determined that no cash incentive payment was earned for fiscal year 2009.

Mr. Johnsen. The compensation committee determined that Mr. Johnsen earned 50% of his sole goal, company operating profit target. Based on the overall assessment of Mr. Johnsen’s performance against his goal, the compensation committee determined that no cash incentive payment was earned for fiscal year 2009.

Mr. Hamilton. The compensation committee determined that Mr. Hamilton earned the following percentages of his goals for fiscal year 2009: (i) 95.9% — achievement of a company fiscal year revenue target — (40% weighting of overall award); (ii) 94.6% — design win execution against the fiscal year plan — (40% weighting of overall award); and (iii) 102.4% — achievement of a budget reduction plan for the worldwide sales department — (20% weighting of overall award), resulting in a 96.7% overall achievement of the goals set forth for the fiscal year. Based on the overall assessment of Mr. Hamilton’s performance against his goals, the compensation committee awarded Mr. Hamilton a total cash incentive award of $132,935.

Mr. Medrek. The compensation committee determined that Mr. Medrek earned the following percentages of his goals for fiscal year 2009: (i) 50% — company operating profit target — (33% weighting of overall award); (ii) 86% — business unit fiscal year revenue targets — (33% weighting of overall award); and (iii) 98% — achievement of the budget plan for the multiservice access business unit — (33% weighting of overall award), resulting in a 78.0% overall achievement of the goals set forth for the fiscal year. Based on the overall assessment of Mr. Medrek’s performance against his goals, the compensation committee determined that no cash incentive payment was earned for fiscal year 2009.

Mr. Cates. The compensation committee determined that Mr. Cates earned the following percentages of his goals for fiscal year 2009: (i) 50% — company operating profit target — (33% weighting of overall award); (ii) 72% — business unit fiscal year revenue targets — (33% weighting of overall award); and (iii) 113% — achievement of the budget plan for the wide area networking business unit — (33% weighting of overall award), resulting in a 78.3% overall achievement of the goals set forth for the fiscal year. Based on the overall assessment of Mr. Cates’ performance against his goals, the compensation committee determined that no cash incentive payment was earned for fiscal year 2009.

Cash Bonus Plan for Fiscal Year 2010

In December 2009, the compensation committee approved a fiscal year 2010 cash bonus plan. Pursuant to the terms of the plan, our chief executive officer, the other executive officers (excluding Mr. Hamilton) and certain of our non-executive officers will be eligible to receive a cash bonus for fiscal year 2010. The amount of cash bonuses our chief executive officer and other executive officers may earn under the cash bonus plan for fiscal year 2010 described above, if any, is limited by the amount of cash allocated to the plan. The amount of cash that may be allocated, if any, to the plan to be available for awards will be calculated as follows:

•	a dollar amount equal to 100% of any favorable quarterly variance to our planned fiscal year 2010 quarterly operating expense levels; plus

•	a dollar amount equal to 20% of our income from any fiscal year 2010 intellectual property sales.

Under the fiscal year 2010 cash bonus plan, the compensation committee will determine our chief executive officer’s cash bonus, if any, based upon the recommendations of the governance committee. The governance committee’s recommendation will be based on its assessment of our chief executive officer’s achievement of his fiscal year 2010 goals previously established by the governance committee. Our chief executive officer will make recommendations to the compensation committee for its approval of cash bonuses, if any, to be awarded to the other executive officers. The fiscal year 2010 cash bonus plan also provides for a cash pool that our chief executive officer is authorized to allocate in the form of cash bonuses, if any, among non-executive officers in amounts that our chief executive officer determines are appropriate based, in part, on executive officer recommendations.

Although Mr. Hamilton will not participate in the cash bonus plan for fiscal year 2010 described above, he is eligible for a cash bonus for fiscal year 2010 under our sales incentive plan. If Mr. Hamilton achieves 100% of his performance goals for fiscal year 2010, he is eligible to receive a cash bonus in an amount equal to 55% of his base salary for fiscal year 2010. Because sales executives in our industry typically receive cash incentive awards as part of their compensation packages, for competitive reasons, we excluded Mr. Hamilton from the cash bonus plan for fiscal year 2010 described above. The amount of the cash bonus Mr. Hamilton is eligible to receive under our sales cash incentive plan for fiscal year 2010 is not limited by the amount of cash allocated to the cash bonus plan for fiscal year 2010 described above.

Long-Term Incentive Equity Awards

Our long-term compensation consists of both stock option and restricted stock awards provided under our 2003 long-term incentives plan. In determining the timing and size of our awards, we follow a policy of attempting to provide compensation that is competitive with our peers. Additionally, we consider the number and status of past long-term awards when deciding to make a new grant.

We routinely grant eligible employees equity awards at the time of hire and also provide equity awards covering a large portion of our employees annually. The vesting periods vary with respect to each individual award, but stock option awards generally vest within a three or four year period and restricted stock awards generally vest within a range of one to four years. The one year restricted stock award vestings were typically granted as part of our short term-incentive compensation with specific performance goals. The exercise price of all stock options is set at the fair market value of the company’s stock on the grant date.

In April 2009, we granted stock options to our named executive officers, as well as to many of our other employees. The awards will vest as to 33.33% of the underlying award in April 2010 and 8.33% of the underlying award quarterly thereafter. In April 2009, we also granted shares of restricted stock to a limited number of executive officers, including our named executive officers. The awards will vest as to 25% of the underlying award in May 2010 and 6.25% of the underlying award quarterly thereafter. The number of stock options and shares of restricted stock awarded, as set forth in the “Grants of Plan Based Awards” table below, varied with respect to each individual due to differences in each individual’s compensation targets and role within the company. The “Outstanding Equity Awards at Fiscal Year-End” table below sets forth all long-term incentive awards granted in previous years.

Our long-term compensation awards of stock options and restricted stock are consistent with our goals for compensation, particularly in further aligning the interests of our executive officers with our stockholders. The awards provide compensation in addition to salary, cash incentives and bonuses, and assist us in recruiting and retaining executive officers. The awards are useful in retention because of their vesting requirements, which provide that upon termination of employment, only options currently vested may be exercised and unvested stock options and restricted stock are forfeited. Thus, long-term compensation awards give executive officers an incentive to remain with the company through each award’s entire vesting period.

Incentive Equity Awards for Fiscal Year 2010

In November 2009, we granted stock options to a large portion of our employees, including our named executive officers, and shares of restricted stock to substantially all of our employees. The stock option awards will vest as to 8.33% of the underlying award quarterly beginning in February 2010. The restricted stock awards will vest as to 25% of the underlying award quarterly beginning in February 2010. The number of stock options and shares of restricted stock awarded, as set forth in the table below, varied with respect to each individual due to differences in each individual’s compensation targets and role within the company.

	Number of	Number of Shares
	Stock	of
Named Executive Officer	Options	Restricted Stock

Raouf Y. Halim	60,000	30,000
Bret W. Johnsen	40,000	20,000
Gerald J. Hamilton	25,000	12,500
Thomas J. Medrek	25,000	12,500
Ron Cates	25,000	12,500

Special Bonuses

Discretionary Cash Bonuses

From time to time, we grant discretionary cash bonuses, though they are not a significant part of our executive compensation. These awards are not tied to any specific performance measure and are made at the discretion of the compensation committee. Shortly after the end of fiscal year 2009, we granted a discretionary cash bonus of $75,000 to Mr. Johnsen to recognize his particularly strong achievements during the recently completed fiscal year, including his contributions to significant improvements in our balance sheet, the equity offering we completed in the fourth quarter of fiscal year 2009 and the improved management of our cash assets. Shortly after the end of fiscal year 2008, Messrs. Johnsen, Medrek and Cates also received discretionary cash bonuses of $50,000, $35,000 and $35,000, respectively for their performance during fiscal year 2008.

While discretionary cash bonuses will remain an option for us to recognize extraordinary achievement, we view them as an exception, and grant them selectively. We expect most, if not all, of our fiscal year 2010 cash incentive compensation to be paid under our cash bonus plan for fiscal year 2010 discussed above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Elements of Compensation — Cash Bonus Plan for Fiscal Year 2010.”

Retention Bonuses

In addition to our standard components of compensation, we occasionally grant retention bonuses to our executive officers. We grant retention bonuses to certain individuals based on a determination that these individuals fill an essential role in our success or failure and the importance of retaining their services.

In December 2008, the compensation committee approved a special bonus of $600,000 to our chief executive officer, Mr. Halim. The special bonus was subject to a letter agreement and vested on a quarterly basis over a period of one year. The compensation committee determined the special bonus to be appropriate to ensure management continuity and recognize the importance of Mr. Halim’s role as our chief executive officer in continuing progress made in fiscal year 2008, particularly with respect to our revenue and our achievement of non-GAAP operating profit, into fiscal year 2009. The compensation committee also considered the high cost of leading a search for a replacement for Mr. Halim if he were to resign as our chief executive officer, both financially and with respect to the focus and morale of our employees.

Stock Option Exchange Program

On May 15, 2009, we implemented a stock option exchange program, pursuant to which eligible employees exchanged eligible stock options for new stock options with an exercise price of $1.70, the closing price of our common stock on NASDAQ on the exchange date. The exchange ratio was determined such that the fair value of the new stock options, as determined under Accounting Standards Codification 718, Compensation — Stock Compensation, formerly FAS 123R, or ASC 718, received as part of the exchange was approximately equal to the fair value, as determined under ASC 718, of the exchanged stock options. The stock option exchange program was approved by our stockholders at the 2009 annual meeting of stockholders. Named executive officers for fiscal year 2008 and directors were not eligible to participate.

Prior to the implementation of the stock option exchange program, nearly all of the outstanding stock options were ineffective for retention and compensation purposes because they featured an exercise price significantly higher than the market price for our common stock. The stock option exchange program allowed us to provide our employees with equity compensation for which they could realize value and had the effect of reducing the number of shares of our common stock subject to outstanding equity awards.

One named executive officer for fiscal year 2009, Mr. Cates, was not a named executive officer in fiscal year 2008 and participated in the stock option exchange program. Pursuant to the terms of the program, Mr. Cates exchanged 25,000 stock options with an exercise price of $10.60 per share for 12,500 stock options with an exercise price of $1.70 per share. The new stock options vest as to 33% of the underlying award on the anniversary of the exchange date for three years.

Other Compensation Policies

Perquisites and Personal Benefits

We provide our executive officers, including our chief executive officer, with perquisites, valued at the actual cost to our company, and other personal benefits that we believe are reasonable, competitive and consistent with our peers and our overall executive compensation program. The perquisites and personal benefits that we regularly offer include retirement savings plan matching contributions, life insurance premiums, excess personal liability insurance premiums, an annual physical examination, airline club fees, club dues, health club memberships, financial planning and tax preparation services. We sometimes also offer certain benefits associated with the hiring of new executive officers, such as transportation, temporary housing and relocation costs.

In determining the appropriate level of perquisites and personal benefits, we periodically review the Ayco Executive Benefits & Perquisite survey, as well as information provided in SEC filings of our peer group. We believe that these benefits help us to hire and retain qualified executive officers and enable them to perform their job responsibilities with fewer distractions. For valuation of perquisites and other benefits provided during fiscal year 2009, see footnote 2 of our “Summary Compensation Table” below.

Timing of Grants of Equity Awards

We have generally considered grants of stock options and restricted stock to our executive officers on an annual basis, typically in our first or second fiscal quarter. We also make equity grants to new hires or in specific situations other than on an annual basis, as determined by the compensation committee. The grant date of equity awards is typically the date we obtain formal approval of the grant. We do not have, and do not intend to have, any program, plan or practice to time the grant of equity awards in coordination with the release of material non-public information. We also do not have, and do not intend to have, any program, plan or practice to time the release of material non-public information for the purpose of affecting the value of executive compensation. The exercise price for stock options we have granted equals the closing price of our common stock on the grant date.

Policy Regarding Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the chief executive officer and the three most highly compensated executive officers (not including the chief executive officer and the chief financial officer). However, certain compensation meeting a tax law definition of “performance-based” is generally exempt from this deduction limit. We do not currently have a policy regarding qualification of cash compensation, such as salary and bonuses, for deductibility under Section 162(m). We have included provisions in our 2003 long-term incentives plan designed to enable grants of stock options to executive officers affected by Section 162(m) to qualify as “performance-based” compensation. Such grants cannot qualify until they are made by a committee consisting of “outside directors” under Section 162(m). The compensation committee believes that in certain circumstances factors other than tax deductibility take precedence when determining the forms and levels of executive compensation most appropriate and in the best interests of us and our stockholders. Given our changing industry and business, as well as the competitive market for outstanding executive officers, the compensation committee believes that it is important to retain the flexibility to design compensation programs consistent with its overall executive compensation philosophy even if some executive compensation is not fully deductible. Accordingly, the compensation committee may from time to time deem it appropriate to approve elements of compensation for certain executive officers that are not fully deductible.

The performance factors for equity compensation intended to meet the tax law definition of “performance-based” compensation were most recently approved in March 2009 and must be approved by stockholders at least every five years.

Change of Control Agreements

Each of our named executive officers has entered into our standard change of control agreement, which provides, under certain circumstances, for payments upon termination of employment in connection with a change of control of the company. Payments made under the agreement are subject to a “double trigger,” meaning that both a change of control and a termination are required. We believe that a change of control agreement is necessary to diminish the inevitable distraction of executive officers by virtue of the personal uncertainties and risks created by a pending or threatened change of control. The agreement intends to encourage the executive officer’s full attention and dedication and to provide a compensation and benefits arrangement satisfactory to the executive officer and competitive with other companies.

For the purposes of the change of control agreement, a change of control generally means:

•	the acquisition by any individual, entity or group of beneficial ownership of 35% or more of either the then outstanding shares of our common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors;

•	a change in the composition of a majority of the board, which is not supported by the current board;

•	a major corporate transaction, such as a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets, which results in a change in the majority of the board or of more than 60% of our stockholders; or

•	approval by our stockholders of the complete liquidation or dissolution of our company.

An executive officer who terminates his own employment for good reason or whose employment is terminated by us for reasons other than for cause, disability or death (qualified terminations) in connection with a change of control is entitled to the following payouts and benefits:

•	three times the executive officer’s base annual salary for the chief executive officer and two times the base annual salary for all other executive officers;

•	three times the executive officer’s bonus under our annual incentive plans for the chief executive officer and two times the bonus for all other executive officers;

•	accrued vacation pay to the extent that it remains unpaid;

•	continued coverage under our welfare benefit plans for two years after termination, including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs to the extent applicable generally to other peer executive officers of our company and our affiliated companies;

•	outplacement services, the scope and provider of which will be selected by the executive officer in his sole discretion;

•	immediate vesting of all equity securities held by the executive officer;

•	other benefits including those that the executive officer is eligible to receive under any plan, program, policy or practice or contract or agreement; and

•	a gross-up payment, defined as the amount equal to the excise tax on any payment by us pursuant to the change of control agreement as imposed by Section 4999 of the Internal Revenue Code and all taxes associated with the payment of that excise tax, which will not be a benefit included in any change of control agreements we enter into in the future.

We believe that providing for payment under the change of control agreements upon a double trigger of a change of control and a qualified termination achieves the balanced result of focusing the executive officer and protecting our company’s best interests. For more information regarding potential payments under the change of control agreements, see the “Potential Payments Upon Termination or Change-in-Control” table below.

Retirement Plans

Executive officers are eligible to participate in our retirement savings plan. Our retirement savings plan operates as a defined contribution tax-qualified plan and is open to all of our domestic salaried employees. A participant may elect to defer compensation within certain contribution limitations. We retain the discretion to contribute to each participant’s plan through profit sharing and matching of contributions. Our contributions are paid in the form of cash and are invested in our common stock fund. For fiscal year 2009, we matched participants’ contributions 100% of the first 4% of the participant’s covered compensation. The matching contributions paid to our named executive officers under our retirement savings plan during fiscal year 2009 are listed in footnote 2 of our “Summary Compensation Table” below.

We have previously also offered our deferred compensation plan to a select group of highly compensated employees and directors of our company. Our deferred compensation plan allowed these individuals to defer compensation subject to a minimum level of contribution without a maximum level of contribution. We matched the participant’s contribution under this plan in an amount equal to the match the participant would have received under our retirement savings plan but for his or her participation in our deferred compensation plan and certain limitations imposed by the tax code less the match actually credited to the participant under our retirement savings plan. In November 2008, acting pursuant to the terms of our deferred compensation plan, the compensation committee suspended future deferrals and in August 2009, the board terminated our deferred compensation plan. All balances in our deferred compensation plan will be distributed to the plan participants by September 2010. For more information about our deferred compensation plan and our named executive officers’ contributions, see our “Nonqualified Deferred Compensation” table below.

Overall Analysis

During the course of fiscal year 2009, we remained committed to the core executive compensation objectives of attracting and retaining quality executive officers, aligning the interests of our executive officers and our stockholders and paying for performance.

Performance Analysis

Fiscal year 2009 was a challenging business year, with our first two quarters heavily influenced by macroeconomic conditions, including the well-publicized problems in the financial services industry that created a broad-based credit squeeze and an associated pull back in capital investment. Our revenues declined significantly in the first half of fiscal year 2009, and we missed both our revenue and operating income plans for the year.

Progress was made in turning around our business, including improving our balance sheet, improving inventory management and realizing absolute growth in our multiservice access business during what was otherwise a year of revenue decline. We exited the fiscal year on solid footing, having significantly reduced our operating expenses from the fourth fiscal quarter of 2008 and achieving substantial second half fiscal year 2009 revenue growth over first half revenues.

Fiscal Year 2009 Compensation Decisions

We offered cash incentive-based compensation in fiscal year 2009 rather than equity incentive-based compensation, as we have in previous years. However, other than to Mr. Hamilton, no cash incentive-based compensation was paid for fiscal year 2009 performance to any of our named executive officers. Based, in part, on the conclusion that we did not achieve our annual operating plan goals, which have a significant influence on the performance goals of nearly all of our executive officers, the compensation committee determined that none of the other named executive officers had achieved a sufficient level of their individual performance goals under our cash-incentive plan to warrant payment.

To recognize individual achievement outside of the company’s performance as a whole, we granted a discretionary cash bonus to our chief financial officer. We also granted a retention bonus to our chief executive officer to ensure management continuity and to recognize his importance in our continued progress. These bonuses are discussed above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Elements of Compensation — Special Bonuses.”

We continued to grant long-term compensation awards consisting of both stock options and restricted stock in fiscal year 2009. This mix of stock options and restricted stock is consistent with our compensation goals and programs, particularly the goals of further aligning the financial interests of our executive officers with those of our stockholders and attracting and retaining executive officers. We believe that the awards were useful in retention, particularly in a fiscal year when performance goal-based cash incentives were not paid. The vesting requirements of both stock options and restricted stock provide that upon termination of employment, only options currently vested may be exercised and unvested stock options and restricted stock are forfeited. Thus, long-term compensation awards provide executive officers with an incentive, during difficult business cycles, to remain with the company through each award’s entire vesting period.

Summary Compensation Table

The following table sets forth the compensation earned for services performed for our company during fiscal years 2009, 2008 and 2007 by:

•	our chief executive officer;

•	our chief financial officer; and

•	each of our other three most highly compensated executive officers, employed by us as of the end of fiscal year 2009, whom we refer to collectively as our “named executive officers.”

							Non-Equity
					Stock	Option	Incentive Plan	All Other
		Salary	Bonus		Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)		($)(1)	($)(1)	($)	($)(2)	($)

Raouf Y. Halim	2009	$500,000	$600,000	(3)	$174,818	$191,670	—	$53,116 (4)	$1,519,604
Chief Executive Officer	2008	500,000	250,000		268,878	119,994	—	54,371	1,193,243
	2007	500,000	—		330,953	143,855	—	56,737	1,031,545
Bret W. Johnsen	2009	300,000	75,000	(3)	11,200	96,278	—	25,559	508,037
Senior Vice President,	2008	69,231	200,000		—	17,215	—	2,144	288,590
Chief Financial Office
and Treasurer
Gerald J. Hamilton	2009	250,000	—		56,760	52,750	$132,935	13,429	505,874
Senior Vice President,	2008	247,308	—		90,917	46,550	135,369	34,315	554,459
Worldwide Sales	2007	270,164	—		88,628	44,638	122,826	100,197	626,453
Thomas J. Medrek	2009	308,077	—		50,060	34,474	—	37,610	430,221
Senior Vice President	2008	300,000	35,000		73,705	35,541	—	35,514	479,760
and General Manager, Multiservice Access	2007	300,000	—		85,107	69,221	—	80,598	534,926
Ron Cates	2009	265,000	—		59,863	39,858	—	18,384	383,105
Senior Vice President
and General Manager, Wide Area Networking

(1)	These amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended October 2, 2009, in accordance with ASC 718, of awards pursuant to our 2003 long-term incentives plan and prior stock incentive plans no longer in effect and thus may include amounts from awards granted both in and prior to fiscal year 2009. Assumptions used in the calculation of these amounts are included in Note 10, “Stock-Based Compensation,” to our audited financial statements for the fiscal year ended October 2, 2009, included in our annual report on Form 10-K filed with the SEC on November 24, 2009. However, as required, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. In connection with our stock option exchange program discussed above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Stock Option Exchange Program,” Mr. Cates forfeited 25,000 stock options on May 15, 2009. In addition, Mr. Cates forfeited 187 shares of restricted stock that the compensation committee determined he did not earn under our fiscal year 2008 short-term incentive compensation program.

(2)	The amount shown as “All Other Compensation” includes the following perquisites and personal benefits:

	Retirement		Liability
	Savings Plan	Life	Insurance	Airline		Financial	Property
	Contributions	Insurance	Premiums	Club	Club	Services	Management	Health	Physical
Name	(A)	Premiums	(B)	Fees	Dues	(C)	(D)	Club	Exams

Raouf Y. Halim	$9,577	$1,546	$3,161	$750	$10,853	$10,000	—	$2,784	$1,500
Bret W. Johnsen	12,000	563	1,022	950	—	1,025	—	5,850	—
Gerald J. Hamilton	10,000	2,311	1,118	—	—	—	—	—	—
Thomas J. Medrek	11,208	1,550	1,118	—	—	10,000	$6,057	289	1,402
Ron Cates	10,600	1,266	1,118	350	—	300	—	2,962	—

(A) Represents amounts we contributed pursuant to our retirement savings plan.

(B) Represents amounts we paid for excess personal liability insurance coverage.

(C)	Represents fees we paid on behalf of the executive for financial services provided by a third party, including financial counseling, tax return preparation and estate planning.

(D)	Represents amount for property management fees we pay for Mr. Medrek’s former residence in connection with his relocation to Southern California.

For more information about perquisites, see the discussion above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Other Compensation Policies — Perquisites and Personal Benefits.”

(3)	The amount disclosed for Mr. Halim represents a retention bonus, which was subject to certain forfeiture conditions. The amount disclosed for Mr. Johnsen represents a discretionary cash bonus. The amounts disclosed for Messrs. Halim and Johnsen are discussed above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Special Bonuses.”

(4)	The amount disclosed includes $12,946 for tax reimbursement.

Grants of Plan-Based Awards

The following table presents information on equity awards granted to our named executive officers during fiscal year 2009.

										Grant
							All Other	All Other		Date
							Stock	Option		Fair
							Awards:	Awards:	Exercise	Value of
			Estimated Possible Payouts				Number of	Number of	or Base	Stock
				Under Non-Equity			Shares of	Securities	Price of	and
			Incentive Plan Awards				Stock or	Underlying	Option	Option
		Approval	Threshold	Target		Maximum	Units	Options	Awards	Awards
Name	Grant Date	Date	($)	($)		($)	(#)	(#)	($/Sh)	($)(1)

Raouf Y. Halim	4/30/2009	4/29/2009	—	—		—	50,000 (2)	—	—	$106,000
	4/30/2009	4/29/2009	—	—		—	—	180,000 (2)	$2.12	203,400
	—	—	—	$500,000	(3)	—	—	—	—	—
Bret W. Johnsen	4/30/2009	4/29/2009	—	—		—	50,000 (2)	—	—	106,000
	4/30/2009	4/29/2009	—	—		—	—	50,000 (2)	2.12	56,500
	—	—	—	165,000	(3)	—	—	—	—	—
Gerald J. Hamilton	4/30/2009	4/29/2009	—	—		—	10,000 (2)	—	—	21,200
	4/30/2009	4/29/2009	—	—		—		50,000 (2)	2.12	56,500
	—	—	—	137,500	(3)	—	—	—	—	—
Thomas J. Medrek	4/30/2009	4/29/2009	—	—		—	10,000 (2)	—	—	21,200
	4/30/2009	4/29/2009	—	—		—	—	65,000 (2)	2.12	73,450
	—	—	—	165,000	(3)	—	—	—	—	—
Ron Cates	4/30/2009	4/29/2009	—	—		—	—	35,000 (2)	2.12	39,550
	5/15/2009	4/29/2009	—	—		—	—	12,500 (4)	1.70	2,625 (4)
	—	—	—	145,750	(3)	—	—	—	—	—

(1)	The grant date fair value for equity awards has been calculated in accordance with ASC 718. In contrast to how we present amounts in the “Summary Compensation Table” above, we report the amounts in this column without apportioning the amount over the applicable service or vesting period.

(2)	The material terms of this award are discussed above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive Equity Awards.”

(3)	The target payout represents 100% of Mr. Halim’s base annual salary and 55% of each other named executive officer’s base annual salary. The non-equity incentive plan does not provide for a threshold or maximum payout. For more information about the material terms of this plan, see the discussion above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Elements of Compensation — Cash Incentive Awards.”

(4)	In connection with our stock option exchange program, these stock options were granted in exchange for an earlier grant of 25,000 stock options awarded on May 17, 2007. The grant date fair value of this stock option award represents the incremental costs associated with these stock options over the stock options tendered under the stock option exchange program. The stock option exchange program is discussed above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Stock Option Exchange Program.”

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the equity awards we have made to our named executive officers which were outstanding as of the end of fiscal year 2009.

		Option Awards				Stock Awards
							Market
		Number of	Number of			Number	Value
		Securities	Securities			of Shares	of Shares
		Underlying	Underlying			or Units of	or Units of
		Unexercised	Unexercised	Option		Stock That	Stock That
		Options	Options	Exercise	Option	Have	Have
		(#)	(#)	Price	Expiration	Not Vested	Not Vested
Name	Grant Date	Exercisable	Unexercisable	($)	Date	(#)	($)(1)

Raouf Y. Halim	10/27/2000	1,715	—	$22.0295	10/27/2010	—	—
	3/30/2001	191,185	—	9.001	3/30/2011	—	—
	4/3/2002	64	—	11.793	4/2/2012	—	—
	4/3/2002	32,121	—	11.793	4/3/2012	—	—
	8/15/2003	60,000	—	13.25	8/15/2011	—	—
	7/30/2004	30,000	—	17.765	7/30/2012	—	—
	1/28/2005	36,000	—	11.40	1/28/2013	—	—
	2/2/2007	37,500	12,500	10.95	2/2/2015	—	—
	7/24/2008	37,500	112,500	3.87	7/24/2016	—	—
	4/30/2009	—	180,000	2.12	4/30/2017	—	—
	1/31/2006	—	—	—	—	2,834	$8,644
	3/7/2008	—	—	—	—	8,750	26,688
	4/30/2009	—	—	—	—	50,000	152,500
Bret W. Johnsen	7/24/2008	58,333	141,667	3.87	7/24/2016	—	—
	4/30/2009	—	50,000	2.12	4/30/2017	—	—
	4/30/2009	—	—	—	—	50,000	52,500
Gerald J. Hamilton	4/3/2002	774	—	11.793	4/3/2010	—	—
	11/5/2002	2,146	—	5.015	11/5/2010	—	—
	8/15/2003	6,667	—	13.25	8/15/2011	—	—
	7/30/2004	3,500	—	16.15	7/30/2012	—	—
	1/28/2005	4,860	—	11.40	1/28/2013	—	—
	8/4/2006	15,000	5,000	7.45	8/4/2014	—	—
	2/2/2007	9,374	3,126	10.95	2/2/2015	—	—
	4/30/2009	—	50,000	2.12	4/30/2017	—	—
	1/31/2006	—	—	—	—	375	1,144
	8/4/2006	—	—	—	—	3,000	9,150
	3/7/2008	—	—	—	—	2,500	7,625
	4/30/2009	—	—	—	—	10,000	30,500
Thomas J. Medrek	10/27/2000	416	—	22.0295	10/27/2010	—	—
	3/30/2001	4,302	—	9.001	3/29/2011	—	—
	4/3/2002	7,240	—	11.793	4/3/2010	—	—
	4/26/2002	5,362	—	10.2115	4/26/2010	—	—
	11/5/2002	6,149	—	5.015	11/5/2010	—	—
	8/15/2003	20,000	—	13.25	8/15/2011	—	—
	7/16/2004	15,000	—	15.50	7/16/2012	—	—
	7/30/2004	10,999	—	17.765	7/30/2012	—	—
	1/28/2005	12,000	—	11.40	1/28/2013	—	—
	2/2/2007	9,374	3,126	10.95	2/2/2015	—	—
	4/30/2009	—	65,000	2.12	4/30/2017	—	—
	1/31/2006	—	—	—	—	1,000	3,050
	3/7/2008	—	—	—	—	1,800	5,490
	4/30/2009	—	—	—	—	10,000	30,500
Ron Cates	4/30/2009	—	35,000	2.12	4/30/2017	—	—
	5/15/2009	—	12,500	1.70	5/17/2015	—	—
	5/15/2007	—	—	—	—	6,563	20,018
	3/7/2008	—	—	—	—	2,500	7,625

(1)	The market value noted in this column was determined by multiplying the number of unvested shares by $3.05, the closing price of our common stock on the last business day of fiscal year 2009.

Stock Option Award Vesting Schedule

The vesting schedule for stock option awards is set forth below.

Grant Date	Vesting

10/27/2000	Options vested as to 50% of the underlying award on each anniversary of the grant date for two years.
3/30/2001	Options vested as to 50% of the underlying award on the first anniversary of the grant date and as to 25% of the underlying award on each anniversary of the grant date for two years thereafter.
4/3/2002	The options listed under this grant date were repriced options from earlier grants. Each repriced grant retained its original vesting schedule, but we note the original grant date below. Mr. Halim received a grant of 16,092 options on February 10, 2000, and a grant of 16,093 options on July 24, 2000. Mr. Hamilton received a grant of 715 options on July 24, 2000, and a grant of 1,251 options on September 26, 2001. Mr. Medrek received a grant of 1,520 options on October 19, 1999, a grant of 2,860 options on March 13, 2000, and a grant of 2,860 options on July 24, 2000. The vesting schedule for each of these grants provided for 25% of the underlying award to vest on each anniversary of the grant date for four years, except the vesting schedule for Mr. Medrek’s award granted on October 19, 1999. This award was made under a plan of a company that we acquired, and we have no detailed information about its original vesting schedule. This award was fully vested as of December 31, 2004.
4/26/2002	Options vested as to 25% of the underlying award on each anniversary of the grant date for four years.
11/5/2002
8/15/2003
7/16/2004
7/30/2004	Options vested as to 25% of the underlying award on the first anniversary of the grant date and as to 2.083% of the underlying award each month for three years thereafter.
1/28/2005	Options vested as to 50% of the underlying award on the six month anniversary of the grant date and as to 50% of the underlying award on the one year anniversary of the grant date.
8/4/2006	Options vested as to 25% of the underlying award on the first anniversary of the grant date and as to 6.25% of the underlying award each three months for three years thereafter.
2/2/2007	Options vested as to 12.5% of the underlying award on the first anniversary of the grant date and as to 12.5% of the underlying award each three months for two years thereafter.
7/24/2008	Options will vest as to 25% of the underlying award on the first anniversary of the grant date and as to 2.083% of the underlying award each month for three years thereafter.
4/30/2009	Options will vest as to 33% of the underlying award on the first anniversary of the grant date and as to 8.33% of the underlying award each three months for two years thereafter.
5/15/2009	In connection with our stock option exchange program, these stock options were granted in exchange for an earlier grant of 25,000 options awarded on May 17, 2007. The options will vest as to 33% of the underlying award on the first anniversary of the new grant date and as to 33% of the underlying award each year for two years thereafter. The stock option exchange program is discussed above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Stock Option Exchange Program.”

Restricted Stock Award Vesting Schedule

The vesting schedule for restricted stock awards is set forth below.

Grant Date	Vesting

1/31/2006	The shares of restricted stock vested as to 25% of the underlying award on the first anniversary
8/4/2006	of the grant date and will continue to vest as to 6.25% of the underlying award each quarter for
5/15/2007	three years thereafter.
3/7/2008	The shares of restricted stock vested as to 12.5% of the underlying award April 30, 2008 and will continue to vest as to 12.5% of the underlying award each quarter for seven quarters thereafter.
4/30/2009	The shares of restricted stock will vest as to 25% of the underlying award on May 6, 2010 and will continue to vest as to 6.25% of the underlying award each quarter for three years thereafter.

Option Exercises and Stock Vested

The following table sets forth information regarding the vesting of restricted stock awards for each of our named executive officers during fiscal year 2009. There were no options exercised by our named executive officers during fiscal year 2009.

	Stock Awards
	Number of Shares	Value Realized on
	Acquired on Vesting	Vesting
Name	(#)	($)(1)

Raouf Y. Halim	48,167	$60,027
Bret W. Johnsen	—	—
Gerald J. Hamilton	15,000	20,107
Thomas J. Medrek	11,850	14,663
Ron Cates	14,813	18,720

(1)	We computed the dollar amount realized upon vesting by multiplying the number of shares by the market price of the underlying securities on the vesting date.

Nonqualified Deferred Compensation

In November 2008, acting pursuant to the terms of our deferred compensation plan, the compensation committee suspended future deferrals to the plan. In August 2009, the compensation committee terminated our deferred compensation plan, and all balances in the plan will be distributed by September 2010. A summary of our deferred compensation plan, as it existed prior to its termination, is set forth below.

Our deferred compensation plan provided that a select group of highly compensated employees and directors could defer up to 100% of their respective base annual salaries, annual bonuses and director fees, subject to a minimum of $2,000 per source of deferral. A participant could have also elected to defer 100% of restricted stock grants and qualifying gains with respect to the exercise of eligible stock options. We previously provided a limited matching amount to the contributions of each participant.

The following table sets forth the aggregate earnings during fiscal year 2009 and the aggregate balances at the end of fiscal year 2009 under our deferred compensation plan for our named executive officers. No contributions were made under the plan by any of our named executive officers in fiscal year 2009.

	Executive	Company	Aggregate		Aggregate
	Contributions	Contributions	Earnings in	Aggregate	Balance at
	in Last Fiscal	in Last Fiscal	Last Fiscal	Withdrawals/	Last Fiscal
	Year	Year	Year	Distributions	Year End
Name	($)	($)	($)(1)	($)	($)

Raouf Y. Halim	—	—	—	—	—
Bret W. Johnsen	—	—	—	—	—
Gerald J. Hamilton	—	—	—	—	—
Thomas J. Medrek	—	—	$(8,636)	—	$105,433
Ron Cates	—	—	—	—	—

(1)	This amount is not included in the “Summary Compensation Table” above because the earnings are not preferential or above-market.

Potential Payments upon Termination or Change-in-Control

Under the terms of our standard change of control agreement, deferred compensation plan and 2003 long-term incentives plan, our named executive officers may be entitled to certain payments upon termination of their employment. The following description of the agreement and plans is qualified by reference to the complete text of the agreement and plans, which have been filed with the SEC.

The following table sets forth estimated payments that would be made to each of our named executive officers upon termination of employment under various circumstances, including: (i) death; (ii) in connection with a change of control; (iii) other than for personal performance; and (iv) for any other reason. The information set forth in the table assumes:

•	the termination event occurred on the last day of fiscal year 2009;

•	all payments are made in a lump sum on the date of termination;

•	we are current on all obligations owed the executive through the date of termination (including salary and bonus, but excluding accrued vacation); and

•	the executive does not find new employment with another employer within two years.

The actual amounts to be paid can only be determined at the time of the executive’s termination of employment and may differ materially from the amounts set forth in the table below. The amounts set forth in the table below do not reflect the withholding of applicable state and federal taxes. Following the table is a description of the plans and agreements that affect potential payments upon death, termination or change of control.

		Qualified	Termination for	Termination
		Termination in	Reason Other than	for Any
		Connection with a	Personal	Other
Name	Death	Change of Control	Performance	Reason

Raouf Y. Halim
Accrued Vacation	$58,130	$58,130	$58,130	$58,130
Deferred Compensation Plan	—	—	—	—
2003 Long-Term Incentives Plan	355,231	—	—	—
Change of Control Agreement
Multiplied Salary(1)	—	1,500,000	—	—
Multiplied Annual Bonus(2)	—	1,500,000	—	—
Welfare Benefits(3)	—	31,768	—	—
Outplacement Services(4)	—	12,000	—	—
Acceleration of Equity Awards(5)	—	355,231	—	—
Gross-up Payment	—	—	—	—
Retention Bonus(6)	—	150,000	—	—

Total	$413,361	$3,607,129	$58,130	$58,130

Bret W. Johnsen
Accrued Vacation	$2,899	$2,899	$2,899	$2,899
Deferred Compensation Plan	—	—	—	—
2003 Long-Term Incentives Plan	199,000	—	—	—
Change of Control Agreement
Multiplied Salary(1)	—	600,000	—	—
Multiplied Annual Bonus(2)	—	330,000	—	—
Welfare Benefits(3)	—	31,768	—	—
Outplacement Services(4)	—	12,000	—	—
Acceleration of Equity Awards(5)	—	199,000	—	—
Gross-up Payment	—	—	—	—

Total	$201,899	$1,175,667	$2,899	$2,899

		Qualified	Termination for	Termination
		Termination in	Reason Other than	for Any
		Connection with a	Personal	Other
Name	Death	Change of Control	Performance	Reason

Gerald J. Hamilton
Accrued Vacation	$26,005	$26,005	$26,005	$26,005
Deferred Compensation Plan	—	—	—	—
2003 Long-Term Incentives Plan	94,919	—	—	—
Change of Control Agreement
Multiplied Salary(1)	—	500,000	—	—
Multiplied Annual Bonus(2)	—	275,000	—	—
Welfare Benefits(3)	—	31,768	—	—
Outplacement Services(4)	—	12,000	—	—
Acceleration of Equity Awards(5)	—	94,919	—	—
Gross-up Payment	—	—	—	—

Total	$120,923	$939,691	$26,005	$26,005

Thomas J. Medrek
Accrued Vacation	$11,331	$11,331	$11,331	$11,331
Deferred Compensation Plan	102,433	102,433	102,433	102,433
2003 Long-Term Incentives Plan	94,490	—	—	—
Change of Control Agreement
Multiplied Salary(1)	—	640,000	—	—
Multiplied Annual Bonus(2)	—	352,000	—	—
Welfare Benefits(3)	—	31,768	—	—
Outplacement Services(4)	—	12,000	—	—
Acceleration of Equity Awards(5)	—	99,490	—	—
Gross-up Payment	—	456,112	—	—

Total	$213,254	$1,705,133	$113,764	$113,764

Ron Cates
Accrued Vacation	$22,159	$22,159	$22,159	$22,159
Deferred Compensation Plan	—	—	—	—
2003 Long-Term Incentives Plan	77,067	—	—	—
Change of Control Agreement
Multiplied Salary(1)	—	530,000	—	—
Multiplied Annual Bonus(2)	—	291,500	—	—
Welfare Benefits(3)	—	31,768	—	—
Outplacement Services(4)	—	12,000	—	—
Acceleration of Equity Awards(5)	—	77,067	—	—
Gross-up Payment	—	—	—	—

Total	$99,226	$964,494	$22,159	$22,159

(1)	The multiple used for the multiplied salary for Mr. Halim as our chief executive officer is three. The multiple used for all other named executive officers is two. The multiplied salary amount is based on the named executive officer’s base annual salary as of the end of fiscal year 2009.

(2)	The multiple used for the multiplied bonus for Mr. Halim as our chief executive officer is three. The multiple used for each other named executive officers is two. The annual bonus amount used is based on individual target incentive amounts for each named executive officer as established by the compensation committee for fiscal year 2009.

(3)	Welfare benefits include the following benefits:

Annual
Benefits (Insurance Premiums)	Value

Medical	$12,920
Dental	1,594
Vision	170
Basic Life and Accidental Death and Disability	750
Long-Term Disability	450

(4)	The value of outplacement services is estimated based on industry standards.

(5)	The value of accelerated option awards is calculated by multiplying the number of outstanding but unvested options by the difference between the exercise price of the option and $3.05, the closing price of our common stock on the last business day of fiscal year 2009. The value of accelerated restricted stock awards is calculated by multiplying the number of outstanding but unvested shares of restricted stock by $3.05, the closing price of our common stock on the last business day of fiscal year 2009.

(6)	The terms of the retention bonus granted to Mr. Halim in December 2008 provide that any unvested portion of the retention bonus would vest in the event of a change of control. As of the last day of fiscal year 2009, the unvested portion of Mr. Halim’s retention bonus was $150,000. The retention bonus is discussed in more detail under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Special Bonuses — Retention Bonuses.”

Plans and Agreements Affecting Potential Payments upon Termination or Change-in-Control

Deferred Compensation Plan

Under the terms of our deferred compensation plan, a participating executive is entitled to receive the balance of his account upon termination of his employment. A participant or the beneficiary may pre-elect to receive benefits under the plan pursuant to an annual installment method of two, five, 10, 15 or 20 years or in a lump sum after retirement. Benefits from death or other termination will be payable in a single lump sum. Of our named executive officers, only Mr. Medrek had an outstanding balance under our deferred compensation plan as of the end of fiscal year 2009.

As discussed above under the caption “Executive Officer and Director Compensation — Nonqualified Deferred Compensation,” the board terminated our deferred compensation plan in August 2009 and all balances under the plan will be distributed by September 2010.

Accrued Vacation

Our named executive officers are entitled to payments for their accrued vacation time regardless of the reason for the termination of their employment. The amounts of these payments vary with respect to each individual officer.

2003 Long-Term Incentives Plan

Under the terms of our 2003 long-term incentives plan, the estate or beneficiaries of a deceased employee are entitled to exercise all outstanding options for up to three years following the employee’s death. The estate or beneficiaries may exercise these options regardless of whether the options had vested prior to the employee’s death. Any unvested shares of restricted stock held by a deceased employee are deemed to have been earned upon death. The table accounts for this benefit by multiplying the number of outstanding but unvested options by the difference between the exercise price of the option and $3.05, the closing price of our common stock on the last business day of fiscal year 2009. An employee terminated for reasons other than cause or death may exercise only the options vested and exercisable as of the termination date for a period of three months following termination. An employee terminated for cause forfeits all options. No other financial benefit from restricted stock awards is derived upon termination of employment for reasons other than cause or death.

Because of the spread between the exercise prices of the options held by our named executive officers and the closing price of our common stock on the last business day of the fiscal year, none of our named executive officers would have derived financial benefit from the acceleration of options for the purposes of this table.

The acceleration of outstanding but unvested equity awards in the event of a change of control is discussed above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Other Compensation Policies — Change of Control Agreements.”

Change of Control Agreements

Each of our named executive officers has entered into our standard change of control agreement, which provides under certain circumstances for payments upon termination of employment in connection with a change of control of our company. Additional information regarding the change of control agreements is discussed above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Other Compensation Policies — Change of Control Agreements.”

Director Compensation

The following table sets forth the compensation earned for services performed for us as a director by each member of the board, other than any director who is also a named executive officer, during fiscal year 2009.

	Fees Earned
	or Paid in	Stock	Option
	Cash	Awards	Awards	Total
Name(1)	($)(2)	($)(3)	($)(4)	($)

Dwight W. Decker	$109,375	$2,790	$17,770	$129,935
Donald H. Gips(5)	10,000	(15,090)	—	10,000
Michael T. Hayashi	80,625	2,790	18,714	101,185
Ming Louie	73,750	2,790	17,770	94,310
Thomas A. Madden	93,750	2,790	17,770	114,310
Jerre L. Stead	83,125	2,790	17,770	103,685

(1)	Mr. Halim serves as a member of the board and also as one of our executive officers. Mr. Halim did not receive any compensation for serving as a member of the board, but is compensated for serving as our chief executive officer.

(2)	Represents the amount of cash compensation earned during fiscal year 2009 for service on the board and committees of the board, as applicable. For more information on how the directors were compensated, please see the explanation set forth below.

(3)	These amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended October 2, 2009, in accordance with ASC 718, of awards pursuant to our directors stock plan. Assumptions used in the calculation of these amounts are included in Note 10, “Stock-Based Compensation,” to our audited financial statements for the fiscal year ended October 2, 2009 included in our annual report on Form 10-K filed with the SEC on November 24, 2009. However, as required, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. On March 10, 2009, we awarded each non-employee director 3,000 restricted stock units. These awards were granted pursuant to our directors stock plan. The grant date fair value of each stock award, as computed in accordance with ASC 718, is $2,790 for each director.

As of the end of fiscal year 2009, each of the following directors held awards of restricted stock in the aggregate amounts set forth in the table below, subject to the terms of their award agreements:

Aggregate Number
of Shares of
Restricted Stock
Name	(#)

Dwight W. Decker	5,000
Donald H. Gips	—
Michael T. Hayashi	5,000
Ming Louie	5,000
Thomas A. Madden	5,000
Jerre L. Stead	5,000

As of the end of fiscal year 2009, each of the following directors held awards of restricted stock units in the aggregate amounts set forth in the table below, subject to the terms of their award agreements:

Aggregate Number of
Restricted Stock Units
Name	(#)

Dwight W. Decker	6,000
Donald H. Gips	—
Michael T. Hayashi	6,000
Ming Louie	6,000
Thomas A. Madden	6,000
Jerre L. Stead	6,000

(4)	These amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended October 2, 2009, in accordance with ASC 718, of awards pursuant to our directors stock plan. Assumptions used in the calculation of these amounts are included in Note 10, “Stock-Based Compensation,” to our audited financial statements for the fiscal year ended October 2, 2009 included in our annual report on Form 10-K filed with the SEC on November 24, 2009. However, as required, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. On March 10, 2009, we awarded each non-employee director 4,000 stock options. These awards were granted pursuant to our directors stock plan. The grant date fair value of each option award, as computed in accordance with ASC 718, is $2,160 for each director.

As of the end of fiscal year 2009, each of the following directors held awards of stock options to purchase shares of our common stock in the aggregate amounts set forth in the table below, subject to the terms of their award agreements:

Aggregate Number of
Stock Options
Name	(#)

Dwight W. Decker	198,455
Donald H. Gips	—
Michael T. Hayashi	24,000
Ming Louie	32,000
Thomas A. Madden	32,000
Jerre L. Stead	43,439

(5)	Mr. Gips’ director fees have been deferred pursuant to our deferred compensation plan. Mr. Gips resigned from the board effective January 15, 2009. In connection with Mr. Gips’ retirement, the board and the compensation committee approved the acceleration of all restricted stock and unearned restricted stock units held by Mr. Gips as of January 25, 2009 in accordance with our directors stock plan.

How are directors compensated?

For board participation during fiscal year 2009, we paid each of our non-employee directors an annual base compensation of $30,000 and our non-employee chairman of the board an annual base compensation of $50,000. Beginning on January 1, 2009, they each also received committee participation compensation equal to $5,000 annually for service on the compensation committee and/or the governance committee ($10,000 if serving as chairman of such committee) and $7,500 annually for service on the audit committee ($15,000 if serving as chairman of such committee). Each non-employee director received $1,250 per meeting for each board and committee meeting attended in person or by telephone. Directors who are our employees are not paid any additional compensation for their service on the board.

The board may from time to time appoint additional standing or ad hoc committees, and may compensate directors who serve on them differently than we currently compensate members of our standing committees. During fiscal year 2009, we paid members of the financing committee $1,250 per committee meeting. We reimburse each of our directors for reasonable out-of-pocket expenses that they incur in connection with their service on the board.

Prior to January 1, 2009, annual compensation for service on the compensation committee and the governance committee was $2,500, and annual compensation for service as chairman of those committees was $7,500. Annual compensation for service on the audit committee was $5,000, and annual compensation for service as chairman of the audit committee was $10,000.

Our non-employee directors are eligible to participate in our directors stock plan, which is administered by the compensation committee under authority delegated by the board. The directors stock plan provides that upon initial election to the board, each non-employee director is granted an option to purchase 8,000 shares of our common stock at an exercise price per share equal to its fair market value on the date of grant. The options become exercisable in four equal installments on each of the first, second, third and fourth anniversaries of the date the options are granted. In addition, each non-employee director is granted an option to purchase 4,000 shares of our common stock following each annual meeting of stockholders.

Our directors stock plan also provides that, following each annual meeting of stockholders, each non-employee director is granted restricted stock units in an amount equal to the lesser of: (i) 3,000 restricted stock units; or (ii) the number of restricted stock units (rounded to nearest whole unit) equal to $45,000 divided by the closing price of our common stock on the date of grant. One share of our common stock is issuable upon settlement for each restricted stock unit awarded. Other than the right to receive dividends, the recipients of restricted stock units will not have the rights of a stockholder, such as the right to vote, until the restricted stock units are settled by the issuance of shares of our common stock. The restricted stock units will not be settled for shares of our common stock until ten days after: (i) the recipient retires from the board after attaining age 55 and completing at least five years of service as a director; or (ii) the recipient resigns from the board or ceases to be a director by reason of antitrust laws, compliance with our conflict of interest policies, death, disability or other circumstances, and the board has not determined (prior to the expiration of such ten day period) that such resignation or cessation of service as a director is adverse to the best interests of our company. In addition to the annual equity grants, each director has the option to receive all or a portion of cash compensation due in the form of shares of our common stock or restricted stock units valued at the closing price of our common stock on the date each payment would otherwise be made. Our directors stock plan is discussed in more detail under the caption “Proposal 3 – Approval of Amended and Restated Directors Stock Plan.”

Under the terms of our now terminated deferred compensation plan, a director could have elected to defer all or part of his cash compensation and certain equity awards. As discussed above under the caption “Executive Officer and Director Compensation — Nonqualified Deferred Compensation,” the board terminated the plan in August 2009.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of the end of fiscal year 2009 about shares of our common stock that may be issued upon the exercise of options, warrants and rights granted under all of our existing equity compensation plans, including our 2003 long-term incentives plan, 2003 stock option plan and directors stock plan.

			Number of Securities
			Remaining Available for
	Number of Securities		Future Issuance
	to be Issued upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by stockholders
2003 long-term incentives plan(1)	1,952,907	$4.94	2,120,834
2003 stock option plan(2)	798,691	9.20	—
Directors stock plan(3)	176,000	14.25	37,371
Equity compensation plans not approved by stockholders(4)	200,000	3.87	—

Total(5)	3,127,598	6.48	2,158,205

(1)	As of November 30, 2009, under our 2003 long-term incentives plan, there were: (i) 2,351,252 securities to be issued upon exercise of outstanding options, warrants and rights, having a weighted-average exercise price of $4.83 and a weighted-average term to expiration of 6.25 years; (ii) 510,579 shares of restricted stock outstanding; and (iii) 1,462,332 securities remaining available for future issuance.

(2)	As of November 30, 2009, under our 2003 stock option plan, there were: (i) 771,224 securities to be issued upon exercise of outstanding options, warrants and rights, having a weighted-average exercise price of $9.33 and a weighted-average term to expiration of 1.35 years; and (ii) zero securities remaining available for future issuance.

(3)	As of November 30, 2009, under our directors stock plan, there were: (i) 176,000 securities to be issued upon exercise of outstanding options, warrants and rights, having a weighted-average exercise price of $14.25 and a weighted-average term to expiration of 5.72 years; (ii) 25,000 shares of restricted stock outstanding; (iii) 30,000 shares of restricted stock units outstanding; and (iv) 37,371 securities remaining available for future issuance.

(4)	As of November 30, 2009, there were 200,000 securities to be issued upon exercise of outstanding options, warrants and rights, having a weighted-average exercise price of $3.87 and a weighted-average term to expiration of 6.65 years. These securities relate to an inducement grant to Mr. Johnsen.

(5)	As of November 30, 2009, under all plans combined, there were: (i) 3,498,476 securities to be issued upon exercise of outstanding options, warrants and rights, having a weighted-average exercise price of $6.24 and a weighted-average term to expiration of 5.17 years; (ii) 535,579 shares of restricted stock outstanding; (iii) 30,000 restricted stock units outstanding; and (iv) 1,499,703 securities remaining available for future issuance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Change of Control Agreements

We have entered into change of control agreements with each of our current executive officers. The change of control agreements provide for certain payments upon a qualified termination in connection with a change of control. Additional information regarding the change of control agreements is discussed above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Other Compensation Policies — Change of Control Agreements.”

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and Mr. Johnsen. Each indemnification agreement provides that we will indemnify the director or executive officer from and against any expenses incurred by them as provided in Article III, Section 14 of our bylaws (subject to the procedural provisions specified in our bylaws) and, to the extent the laws of Delaware are amended to increase the scope of permissible indemnification, to the fullest extent of Delaware law.

Severance Agreements

On August 21, 2009, we entered into a severance and general release agreement with Thomas O. Morton in connection with his resignation as our senior vice president, human resources. The material terms of the agreement provide that we will: (i) pay Mr. Morton severance at a rate of $4,230.769 (equal to his then existing salary rate) per week beginning August 22, 2009 and ending August 21, 2010; (ii) continue paying Mr. Morton’s medical, dental, vision, life insurance, executive physical, health and airline club memberships and financial counseling benefits until August 21, 2011; and (iii) provide Mr. Morton with outplacement assistance. The agreement also provides that Mr. Morton will be placed on unpaid leave from August 21, 2010 through August 21, 2011, during which time all unvested stock options and restricted stock awards will continue to vest and after which time all unvested stock options and restricted stock awards will expire. Any vested stock options as of August 21, 2011, will be exercisable for the period of time specified in the terms of the applicable stock option award agreement and will expire and will not be exercisable at the end of such period if they have not been exercised. The agreement also contains: (i) Mr. Morton’s release of all claims against us; and (ii) a promise not to solicit our employees for a period ending August 20, 2012. The total approximate dollar value of Mr. Morton’s interest in the agreement is $359,282.

On April 3, 2009, we entered into a severance and general release agreement with Preetinder S. Virk in connection with his resignation as our senior vice president and general manager, customer premise equipment. The material terms of the agreement provide that we will: (i) pay Mr. Virk severance at a rate of $4,807.69 (equal to his then existing salary rate) per week beginning April 4, 2009 and ending September 11, 2009; (ii) continue paying Mr. Virk’s health and airline club memberships and financial counseling benefits until September 11, 2009; and (iii) continue paying Mr. Virk’s medical, dental and vision insurance benefits until April 30, 2009. The agreement also provides that Mr. Virk will repay the unearned amount of a special bonus received on April 8, 2008. The agreement provides that all unvested stock options and restricted stock awards will continue to vest until September 11, 2009, after which time all unvested stock options and restricted stock awards will expire. Any vested stock options as of September 11, 2009, will be exercisable for the period of time specified in the terms of the applicable stock option award agreement and will expire and will not be exercisable at the end of such period if they have not been exercised. The agreement also contains: (i) Mr. Virk’s release of all claims against us; (ii) a promise not to solicit our employees for a period ending September 10, 2010; and (iii) a promise not to perform services for a division or unit of certain competitor companies as specifically set forth in the agreement for a period ending September 10, 2010. The total approximate dollar value of Mr. Virk’ interest in the agreement is $223,389.

On October 10, 2008, we entered into a severance and general release agreement with Thomas A. Stites in connection with his resignation as our senior vice president, communications. The material terms of the agreement provide that we will: (i) pay Mr. Stites at a rate of $2,403.85 (equal to half of his then existing salary rate) per week for the period beginning October 11, 2008 through November 14, 2008 in exchange for his assistance in the transition; (ii) pay Mr. Stites severance at a rate of $4,807.69 (equal to his then existing salary rate) per week beginning November 15, 2008 and ending November 13, 2009; (iii) continue paying Mr. Stites’ medical, dental, vision, life insurance, executive physical, health club and financial counseling benefits until February 12, 2010; and (iv) provide Mr. Stites with outplacement assistance. The agreement also provides that Mr. Stites will be placed on unpaid leave from November 13, 2009 through February 12, 2010, during which time all unvested stock options and restricted stock awards will continue to vest and after which time all unvested stock options and restricted stock awards will expire. Any vested stock options as of February 12, 2010, will be exercisable for a period of three months thereafter. The agreement also contains: (i) Mr. Stites’ release of all claims against us; and (ii) a promise not to solicit our employees for a period ending February 12, 2011. The total approximate dollar value of Mr. Stites’ interest in the agreement is $385,277.

On November 19, 2007, we entered into a severance and general release agreement with Jay E. Cormier in connection with his resignation as our senior vice president and general manager, high-performance analog. The material terms of the agreement provide that we will: (i) pay Mr. Cormier severance at a rate equal to his then existing salary rate of $5,000 per week beginning December 1, 2007 and ending August 29, 2008; (ii) continue paying Mr. Cormier’s medical, dental, vision, life insurance, executive physical, health club and financial counseling benefits until November 28, 2008; and (iii) provide Mr. Cormier with outplacement assistance. The agreement also provides that Mr. Cormier will be placed on unpaid leave from August 30, 2008 through November 28, 2008, during which time all unvested stock options and restricted stock awards will continue to vest and after which time all unvested stock options and restricted stock awards will expire. Any vested stock options as of November 28, 2008, will become exercisable for a period of three months thereafter. The agreement also contains: (i) a limited non-competition provision (through the period of unpaid leave); (ii) Mr. Cormier’s release of all claims against us; and (iii) a promise not to solicit our employees for a period ending November 28, 2009. The total approximate dollar value of Mr. Cormier’s interest in the agreement is $358,000.

Spin-off from Conexant

Warrant

In June 2003, Conexant completed the distribution to Conexant stockholders of all outstanding shares of our common stock. In connection with the spin-off, we issued to Conexant a warrant to purchase 6 million shares of our common stock at a price of $17.04 per share, exercisable for a period beginning one year and ending 10 years after the spin-off. Pursuant to a registration rights agreement between us and Conexant, we have registered with the SEC the sale or resale of the warrants and the underlying shares of our common stock. In conjunction with the equity offering we completed in the fourth quarter of fiscal 2009, the warrant was adjusted to represent the right to purchase approximately 6.1 million shares of our common stock at a price of $16.74 per share.

Common Directors

Messrs. Decker and Stead are directors of Conexant.

Sublease

In connection with the spin-off, we entered into a sublease with Conexant for our headquarters. In March 2005, we entered into an amended and restated sublease with Conexant, which we later extended in June 2007. Rent payable under the amended and restated sublease is approximately $3.4 million annually, subject to annual increases of 3%, plus a prorated portion of operating expenses associated with the leased property. In addition, each year we may elect to purchase certain services from Conexant based on a prorated portion of Conexant’s actual costs. We paid Conexant $5.2 million in rent and related operating expenses during fiscal year 2009. The amended and restated sublease with Conexant is scheduled to expire in June 2010.

Other Agreements

In connection with the spin-off, we entered into the following additional agreements with Conexant: (i) transition services agreement relating to services to be provided by Conexant to us and by us to Conexant following the spin-off; (ii) patent license agreement relating to the allocation of certain rights relating to certain patents distributed to us in connection with the spin-off; (iii) distribution agreement regarding the transfer from Conexant to us of the assets and liabilities of Conexant’s Internet infrastructure business; (iv) tax allocation agreement regarding the allocation of liabilities and obligations with respect to taxes; and (v) employee matters agreement regarding employee benefit plans and compensation arrangements. During fiscal year 2009, no payments were made pursuant to these agreements.

Review, Approval or Ratification of Transactions with Related Persons

Pursuant to the audit committee charter, which can be found at www.mindspeed.com, the audit committee is responsible for the review and approval of related person transactions, unless the transaction is approved by another independent body of the board. A related person is a director, executive officer, nominee for director or certain stockholders of our company since the beginning of the last fiscal year and their respective immediate family members. A related person transaction is a transaction involving: (i) our company and any related person when the amount involved exceeds the lesser of (A) $120,000 and (B) one percent of the average of our total assets at year end for the last two completed fiscal years; and (ii) the related person has a material direct or indirect interest. For fiscal years 2008 and 2009, the average of one percent of our total assets at year end was approximately $815,820.

We identify transactions for review and approval through our code of business conduct and ethics which can be found at www.mindspeed.com. This code requires our employees to disclose any potential or actual conflicts of interest to our legal department or our human resources department. Directors must disclose potential or actual conflicts of interests to the chairman of the board, audit committee or compensation committee. This disclosure also applies to potential conflicts involving immediate family members of the employees and directors. Each year we require our directors and executive officers to complete a questionnaire intended to identify any transactions or potential transactions that must be reported according to SEC rules and regulations. This questionnaire also requires our directors and executive officers to promptly notify us of any changes during the course of the year.

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the Compensation Committee Report and the Audit Committee Report which follow do not constitute soliciting material and shall not be deemed filed or incorporated by reference into any such filings, except to the extent that we specifically incorporate any such information into any such future filings.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management and has recommended to the board of directors that it be included in the company’s annual report on Form 10-K for the fiscal year ended October 2, 2009 and in this proxy statement.

Compensation and Management Development Committee

Jerre L. Stead, Chairman
Michael T. Hayashi
Thomas A. Madden

AUDIT COMMITTEE REPORT

The audit committee has furnished the following report on audit committee matters:

The audit committee assists the board in overseeing the accounting and financial reporting processes of the company and the audits of the financial statements of the company. The audit committee operates in accordance with a written charter which was adopted by the board; a copy of which is available on the company’s website at www.mindspeed.com. Management is responsible for the preparation, presentation and integrity of the company’s financial statements. Management is also responsible for establishing and maintaining adequate internal control over financial reporting and evaluating the effectiveness of the company’s internal control over financial reporting. The independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the company’s financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In this context, we met and held discussions throughout the year with management and Deloitte & Touche regarding the company’s financial statements, including the company’s audited financial statements. Management and Deloitte & Touche represented to us that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis. We also discussed with Deloitte & Touche matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche’s communications with the audit committee concerning independence, and have discussed with Deloitte & Touche its independence.

We discussed with the company’s internal auditors and Deloitte & Touche the overall scope and plans for their respective audits. We met with the internal auditors and Deloitte & Touche to discuss the results of their examinations, the evaluations of the company’s internal controls, disclosure controls and procedures and the overall quality and integrity of the company’s financial reporting.

Based on the reviews and discussions referred to above, we have recommended to the board that the audited financial statements be included in the company’s annual report on Form 10-K for the fiscal year ended October 2, 2009, and retained Deloitte & Touche as the independent registered public accounting firm for the fiscal year ending October 1, 2010.

Audit Committee

Thomas A. Madden, Chairman
Michael T. Hayashi
Ming Louie
Jerre L. Stead

PRINCIPAL ACCOUNTING FEES AND SERVICES

The table below sets forth the aggregate fees billed by Deloitte & Touche for professional services for fiscal year 2009 and fiscal year 2008.

Type of Fees	2009	2008

Audit fees(1)	$638,394	$927,336
Audit-related fees(2)	—	9,200
Tax fees(3)	20,104	13,114
All other fees	—	—

Total	$658,498	$949,650

(1)	Audit fees consisted of fees for professional services rendered for the audit of our annual financial statements, review of our quarterly financial statements, services normally provided in connection with statutory and regulatory filings and, for fiscal year 2008 only, audit of our internal control over financial reporting and attestation of management’s report on the effectiveness of internal control over financial reporting.

(2)	Audit-related fees consisted of fees for professional services rendered in connection with business development-related activities.

(3)	Tax fees consisted of fees for professional services rendered for tax compliance, tax advice and tax planning.

Audit Committee Pre-Approval of Audit and Non-Audit Services

The audit committee’s audit and non-audit services pre-approval policy provides for pre-approval of audit, audit-related, tax and all other services specifically described by the committee and that individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy delegates to the chairman of the audit committee the authority to pre-approve non-audit services permitted by the Sarbanes-Oxley Act of 2002 up to a maximum for any one non-audit service of $75,000, provided that the chairman will report any decisions to pre-approve such non-audit services to the full audit committee at its next regular meeting. All audit-related, tax and other fees for fiscal years 2009 and 2008 were pre-approved.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Did all directors, executive officers and beneficial owners of more than ten percent of our common stock comply with Section 16(a) reporting requirements?

Based solely upon a review of filings with the SEC and written representations that no other reports were required, we believe that each of our directors and executive officers complied during fiscal year 2009 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended. Based solely upon a review of filings with the SEC, we believe that each beneficial owner of more than ten percent of our common stock complied during fiscal year 2009 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, except Polar Securities, Inc., which failed to file two Forms 4 on a timely basis relating to five transactions. No beneficial owner of more than ten percent of our common stock filed a Form 5 with respect to fiscal year 2009.

Stockholder Proposals

How may stockholders make proposals or director nominations for the 2011 annual meeting?

Stockholders interested in submitting a proposal for inclusion in the proxy statement for the 2011 annual meeting may do so by submitting the proposal in writing to Mindspeed Technologies, Inc., 4000 MacArthur Boulevard, East Tower, Newport Beach, California 92660, Attention: Secretary. To be eligible for inclusion in our proxy statement, stockholder proposals must be received no later than October 1, 2010 and must comply with all applicable SEC requirements. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

Our bylaws also establish an advance notice procedure with regard to nominations of persons for election to the board and stockholder proposals to be brought before an annual meeting. Stockholder proposals and nominations may not be brought before the 2011 annual meeting unless, among other things, the stockholder’s submission contains certain information concerning the proposal or the nominee, as the case may be, and other information specified in our bylaws, and the stockholder’s submission is received by us no earlier than the close of business on November 10, 2010, and no later than December 10, 2010. However, if the date of our 2011 annual meeting is more than 30 days before or more than 60 days after the anniversary of our 2010 annual meeting, this information must be delivered not earlier than the close of business on the 120th day prior to the 2011 annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which we first publicly announce the date of the 2011 annual meeting. Proposals or nominations not meeting these requirements will not be entertained at the 2011 annual meeting. Stockholders recommending candidates for consideration by the governance committee must provide the candidate’s name, biographical data and qualifications. Any such recommendation should be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. These requirements are separate from, and in addition to, the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the proxy statement. A copy of the full text of these bylaw provisions may be obtained on our website at www.mindspeed.com or by writing to our secretary at the address above.

Proxy Solicitation Costs and Potential Savings

Who pays for the proxy solicitation costs?

We will bear the entire cost of proxy solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional materials furnished to stockholders. Copies of proxy solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names, which are beneficially owned by others to forward to such beneficial owners. In addition, we may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. One or more of telephone, email, facsimile or personal solicitation by our directors, officers or regular employees may supplement solicitation of proxies by mail. No additional compensation will be paid for such services. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be material.

What is “householding” of proxy materials and can it save the company money?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to our secretary at the address above or by calling (949) 579-3111.

Annual Report on Form 10-K and Financial Statements

How will I receive the annual report?

The SEC has adopted rules permitting companies to provide its stockholders with proxy materials electronically by posting the proxy materials on the Internet and providing its stockholders with a notice of availability. Pursuant to these rules, we are mailing a notice of Internet availability of proxy materials to stockholders of record and beneficial owners of our common stock as of the record date. The notice contains instructions on how to access and view the notice of the annual meeting, the chief executive officer’s letter to stockholders, this proxy statement and our 2009 annual report on Form 10-K electronically via the Internet. Unless we mailed you this proxy statement, you will not receive a printed copy of these materials unless you request a printed copy by following the instructions contained in the notice. The notice also instructs you on how you may submit your vote by telephone or via the Internet.

We will furnish our 2009 annual report on Form 10-K, including the financial statements and financial schedules, free of charge upon written request. The exhibits to the 2009 annual report on Form 10-K not included in the proxy materials are available electronically at www.sec.gov. We will furnish desired exhibits upon written request and payment of a fee of 10 cents per page covering our duplication costs. Written requests should be directed to our secretary at the address above. This proxy statement and our 2009 annual report to stockholders are available at http://investors.mindspeed.com/proxy. Our 2009 annual report on Form 10-K (including exhibits thereto) is also available on our website at www.mindspeed.com.

Code of Ethics

Does the company have a code of ethics and how may I obtain a copy?

We have adopted a code of ethics entitled “Code of Business Conduct and Ethics,” that applies to all employees, including our executive officers and directors. A copy of the code of ethics is posted on our website at www.mindspeed.com. In addition, we will provide to any person without charge a copy of the code upon written request to our secretary at the address above. We intend to disclose future amendments to certain provisions of the code, or waivers of such provisions granted to executive officers and directors, on our website within four business days following the date of such amendment or waivers.

Other Business

Will there be any other business conducted at the annual meeting?

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to in this proxy statement. If any other matter is properly brought before the meeting for action by stockholders, proxies will be voted as deemed advisable by the proxy holders.

PROPOSAL 1 — ELECTION OF DIRECTOR

As discussed above under the caption “Board of Directors — Election of Director,” the board has nominated Mr. Stead for election to the board, for a three year term expiring at our annual meeting in 2013. If such nominee for the office of director is unwilling or unable to serve as a nominee for the office of director at the time of the annual meeting, the proxies may be voted either for a substitute nominee designated by the proxy holders or by the board to fill such vacancy. The board has no reason to believe that the nominee will be unwilling or unable to serve if elected as a director.

Recommendation of the Board of Directors

The board recommends that stockholders vote “FOR” approval of proposal 1 — the election of Mr. Stead as our director for a term expiring at our annual meeting in 2013.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2010. Services provided to our company and its subsidiaries by Deloitte & Touche in fiscal year 2009 are described above under the caption “Principal Accounting Fees and Services.” Additional information regarding our independent registered public accounting firm is provided in the report of the audit committee above. Representatives of Deloitte & Touche will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

Recommendation of the Board of Directors

The board recommends that stockholders vote “FOR” approval of proposal 2 — ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2010.

In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the audit committee and the board, but not resubmitted for approval by our stockholders.

PROPOSAL 3 — APPROVAL OF AMENDED AND RESTATED DIRECTORS STOCK PLAN

We are seeking stockholder approval for our amended and restated directors stock plan, which, among other things, will: (i) increase the number of shares of common stock reserved for issuance under the plan by an additional 150,000 shares; and (ii) place a limit on the number of shares of common stock which may be used for grants of restricted stock and restricted stock units from and after March 10, 2010. The amended and restated plan was approved by the board in January 2010.

Approval of this proposal 3 requires the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote on this proposal 3 at our annual meeting. Shares held by stockholders abstaining from voting on this proposal 3 will be counted for purposes of determining a quorum and determining the total number of shares necessary for approval of this proposal 3, but will not be voted. An abstention will have the effect of a negative vote. Broker non-votes will not be considered as present or voting and as such will have no effect on the vote for this proposal 3.

Increase in Shares Reserved for Issuance under our Directors Stock Plan

The amended and restated directors stock plan provides for an increase in the number of shares of common stock reserved for issuance under the plan from 288,000 shares to 438,000 shares, an increase of 150,000 shares. As of November 30, 2009, a total of 203,217 shares were subject to stock options, 27,217 shares of restricted stock were outstanding, 30,000 restricted stock units were outstanding and 37,371 shares remained available for issuance. Our directors stock plan is instrumental in recruiting and retaining qualified directors, and the amended and restated plan is necessary to ensure that we can continue to provide equity awards to supplement our cash compensation. The compensation committee determined that the increase of 150,000 shares was appropriate after consultations with

Semler Brossy and a review of awards we plan to grant under our directors stock plan through our 2013 annual meeting of stockholders.

Limit on Number of Shares Which May be Used for Grants of Restricted Stock and Restricted Stock Units

The amended and restated directors stock plan also places a limit of 100,000 shares of common stock which may be used for grants of all awards other than stock options (specifically restricted stock and restricted stock units) from and after March 10, 2010. This limit is subject to the aggregate number of shares reserved for issuance under the plan and does not apply to shares or restricted stock units received by a director pursuant to an election to receive such shares or restricted stock units in lieu of cash compensation for service as a member of the board. Previously, there was no limit on the number of shares which could be used for grants of restricted stock or restricted stock units.

New Plan Benefits

Except with respect to the annual grant of options and restricted stock units under our directors stock plan described above, the number of additional awards, if any, that any director may receive under the plan is at the discretion of the board or the compensation committee and therefore cannot be determined in advance. Our current non-employee directors, as a group, are expected to receive the following awards under the plan in fiscal year 2010:

	Number of	Number of
	Stock	Restricted Stock
	Options(1)	Units(2)

All current directors who are not executive officers, as a group (5 persons)	20,000	15,000

(1)	Pursuant to the terms of our directors stock plan, the number of options to be granted annually to each director is 4,000.

(2)	Pursuant to the terms of our directors stock plan, the number of restricted stock units to be granted annually to each director is the lesser of: (i) 3,000 restricted stock units; and (ii) the number of restricted stock units (rounded to the nearest whole share) equal to $45,000 divided by the closing price of our common stock on the date of grant.

The table and footnotes under the caption “Executive Officer and Director Compensation – Director Compensation” set forth the equity awards granted under our directors stock plan during fiscal year 2009.

General Description of our Proposed Amended and Restated Directors Stock Plan

A general description of the material terms of our proposed amended and restated directors stock plan is set forth below and is qualified in its entirety by reference to our proposed amended and restated directors stock plan, a copy of which is attached to this proxy statement as Appendix A, and which is incorporated herein by reference.

Purpose

The purpose of our directors stock plan is to link the compensation of our non-employee directors directly with the interests of our stockholders.

Shares Reserved for Issuance

An aggregate total of 438,000 shares of common stock are reserved for issuance under our directors stock plan. From and after March 10, 2010, up to 100,000 shares may be granted as restricted stock or restricted stock units (excluding shares or restricted stock units granted in lieu of cash compensation). Shares delivered under the plan may be authorized but unissued, held in treasury or a combination thereof. Shares subject to awards that are forfeited or otherwise terminated are available for subsequent grants under the plan.

Participation

Participation in our directors stock plan is limited to our non-employee directors.

Administration

Our directors stock plan is administered by the compensation committee, subject to the right of the board to exercise or authorize another independent committee to exercise some or all of the responsibilities, powers and authority of the compensation committee. The compensation committee has the authority to interpret the plan, to prescribe, amend and rescind rules and regulations relating to the administration of the plan, and all such interpretations, rules and regulations will be conclusive and binding.

Transferability

Our directors stock plan provides that awards may not be transferred other than: (i) by will or by the laws of descent and distribution; or (ii) by gift to members of the participant’s immediate family or to a trust established for the benefit of one or more of the director’s immediate family members or to a family charitable trust established by the director or a member of the director’s immediate family. The term immediate family refers to the participant’s spouse and natural, adopted or step-children or grandchildren.

Dividends

Dividends and dividend equivalents will be automatically deferred and held subject to the vesting of the underlying restricted stock or the settlement of the underlying restricted stock units. No dividends or dividend equivalents will be paid for awards of stock options.

Adjustments

In the event of a change affecting our common stock on account of a merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split or combination or other distribution, the board may make or take such amendments, adjustments and actions with respect to our directors stock plan as it deems appropriate.

Repricings

Except in connection with a corporate transaction (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding stock options or cancel outstanding stock options in exchange for cash, other awards or stock options with an exercise price that is less than the exercise price of the original stock options without stockholder approval.

Amendment and Termination of our Directors Stock Plan

Our directors stock plan may be amended by the board in any respect, provided that, without stockholder approval, no amendment will: (i) materially increase the maximum number of shares available for delivery under our directors stock plan; (ii) materially increase the benefits accruing to participants under our directors stock plan; or (iii) materially modify the requirements as to eligibility for participation in the plan. The plan may be terminated at any time by the board.

Certain Federal Tax Consequences

Non-Qualified Stock Options

The grant of non-qualified stock options under our directors stock plan does not result in any federal income tax consequences to the participant or to us. Upon exercise of non-qualified stock options, the participant is subject to income taxes at the rate applicable to ordinary income on the difference between the option exercise price and the fair market value of the shares underlying the stock option on the date of exercise. This income is not subject to withholding for federal income and employment tax purposes. Any gain or loss on the participant’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. We are not entitled to a tax deduction for any such gain.

Restricted Stock

A participant does not generally recognize income upon the grant of restricted stock. Participants normally recognize ordinary income on the date that the restrictions lapse in an amount equal to the difference between the amount paid for such restricted stock and the fair market value of the shares on such date. This income is not subject to withholding for federal income and employment tax purposes. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. We are not entitled to a tax deduction for any such gain.

Restricted Stock Units

A participant does not generally recognize income upon the grant of restricted stock units. Upon the issuance of shares when the restricted stock units vest, participants normally recognize ordinary income in the year of receipt equal to the fair market value of the shares that are received. This income is not subject to withholding for federal income and employment tax purposes. Any gain or loss on the recipient’s subsequent disposition of the shares will be taxed as capital gain or loss depending on whether the shares were held for more than one year. We are not entitled to a tax deduction for any such gain.

Tax Deductions

We are generally entitled to a tax deduction in the amount recognized as ordinary income by participants, so long as each participant’s total compensation is deemed reasonable in amount.

Recommendation of the Board of Directors

The board recommends that stockholders vote “FOR” approval of proposal 3 — approval of amended and restated directors stock plan.

PROPOSAL 4 — APPROVAL OF AN EMPLOYEE STOCK PURCHASE PROGRAM

General

We are seeking stockholder approval of an employee stock purchase plan and the reservation of 500,000 shares for issuance under the plan. The purpose of the employee stock purchase plan is to provide eligible employees with the opportunity to purchase shares of our common stock through payroll deductions at a discount from the then current market price. Under the plan, eligible employees may authorize payroll deductions of up to 10% of eligible compensation for the purchase of common stock during each semi-annual purchase period. The employee stock purchase plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. The plan was approved by the board in January 2010.

Approval of this proposal 4 requires the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote on this proposal 4 at our annual meeting. Shares held by stockholders abstaining from voting on this proposal 4 will be counted for purposes of determining a quorum and determining the total number of shares necessary for approval of this proposal 4, but will not be voted. An abstention will have the effect of a negative vote. Broker non-votes will not be considered as present or voting and as such will have no effect on the vote for this proposal 4.

General Description of our Proposed Employee Stock Purchase Plan

A general description of the employee stock purchase plan is set forth below and is qualified in its entirety by reference to the employee stock purchase plan, a copy of which is attached to this proxy statement as Appendix B, and which is incorporated herein by reference.

Administration

The employee stock purchase plan may be administered by the board or the compensation committee. We anticipate that the compensation committee will serve as the plan administrator. The compensation committee, as plan administrator, will have full authority to adopt such rules and procedures as it may deem necessary for the proper plan administration and to interpret the provisions of the plan.

Shares Reserved for Issuance

A total of 500,000 shares of common stock are authorized for purchase over the term of the employee stock purchase plan, subject to adjustment in the event of a stock split, stock dividend, combination or reclassification or similar event.

Offering Periods

The employee stock purchase plan is intended to be implemented by one offering period during each six month period. The plan administrator may alter the duration of future offering periods in advance without stockholder approval. Each participant is granted a separate purchase right to purchase shares of common stock for each offering period in which he or she participates. Purchase rights under the plan are granted on the start date of each offering period in which the participant participates and are automatically exercised on the last day of the offering period. Each purchase right entitles the participant to purchase the whole number of shares of common stock obtained by dividing the participant’s payroll deductions for the offering period by the purchase price in effect for such offering period.

Eligibility

Each of our employees (or those of our designated parents or subsidiaries) who is regularly expected to work for more than 20 hours per week for more than five months per calendar year is eligible to participate in one or more offering periods. An eligible employee may only join an offering period on the start date of that period and must have been employed since the beginning of the enrollment period preceding that offering period. A designated parent and subsidiary includes those parents and subsidiaries, whether now existing or hereafter organized, which elect, with the approval of the plan administrator, to extend the benefits of the employee stock purchase plan to their eligible employees.

As of November 30, 2009, nine executive officers and approximately 256 other employees were expected to be eligible to participate in the employee stock purchase plan.

Purchase Provisions

Each participant in the employee stock purchase plan may authorize periodic payroll deductions that may not exceed the lesser of: (i) 10% of his or her compensation, which is defined in the employee stock purchase plan to include the regular straight time gross salary in effect at the beginning of the offering period, exclusive of any payments for overtime, shift premium, bonuses, commissions, incentive compensation, incentive payments; and (ii) such amount determined by the plan administrator per offering period. A participant may reduce or increase his or her rate of payroll deductions during an offering period.

On the last day of each offering period, the accumulated payroll deductions of each participant are automatically applied to the purchase of shares of common stock at the purchase price in effect for that period.

Purchase Price

The purchase price per share at which common stock is purchased on the participant’s behalf for each offering period is equal to the lower of: (i) 85% of the fair market value per share of common stock on the date of commencement of such offering period; and (ii) 85% of the fair market value per share of common stock on the last day of such offering period.

Valuation

The fair market value per share of common stock on a given date is the last sale price per share of common stock on the NASDAQ Global Market as of such date. On November 30, 2009, the last sale price per share of common stock on the NASDAQ Global Market was $4.07.

Special Limitations

The employee stock purchase plan imposes certain limitations upon a participant’s right to acquire common stock, including the following limitations:

•	no purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding options or purchase rights) possessing 5% or more of the total combined voting power or value of all classes of our stock, or that of any of our subsidiaries;

•	no purchase right granted to a participant may permit such individual to purchase common stock at a rate greater than $25,000 worth of such common stock (valued at the time such purchase right is granted) for each calendar year;

•	a participant may purchase no more than the number of shares determined by dividing $12,500 by the fair market value per share of common stock on the date the offering period begins in any one six month offering period; and

•	no more than 250,000 shares of common stock may be purchased in a single offering period, subject to the plan administrator’s authority to change this limitation.

Termination of Purchase Rights

A participant’s purchase right under the employee stock purchase plan immediately terminates upon such participant’s loss of eligible employee status, and his or her accumulated payroll deductions for the offering period in which the purchase right terminates will be refunded. A participant may withdraw from an offering period by giving advance notice prior to the end of that period, and his or her accumulated payroll for the offering period in which withdrawal occurs will be refunded.

Assignability

No purchase right under the employee stock purchase plan will be assignable or transferable (other than by will or the laws of descent and distribution) and will be exercisable only by the participant.

Corporate Transaction

In the event of a proposed dissolution or liquidation of our company, the employee stock purchase plan offering period will terminate immediately prior to the consummation of such dissolution or liquidation, unless otherwise provided by the plan administrator. In the event of a corporate transaction, which includes a proposed sale of all or substantially all of our assets or a merger with or into another corporation during an offering period, all outstanding purchase rights will be assumed by the successor corporation (or a parent or subsidiary thereof), unless the plan administrator determines, in its sole discretion, to shorten the offering period then in effect by setting a new purchase date. If the plan administrator shortens the offering period then in progress by setting a new purchase date, the plan administrator will provide notice to each participant that: (i) his or her purchase right will be automatically exercised on the new purchase date; or (ii) we will pay to him or her, on the new purchase date, cash, cash equivalents or property as determined by the plan administrator that is equal to the difference in the fair market value of the shares of common stock covered by his or her purchase right and the purchase price due had the purchase right been automatically exercised on the new purchase date.

Changes in Capitalization

In the event any change is made to the outstanding shares of common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change in corporate structure effected without receipt of consideration, appropriate adjustments will be made to: (i) the maximum number of securities issuable under the employee stock purchase plan, including the maximum number of securities issuable per participant on any one purchase date; and (ii) the number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder.

Amendment and Termination

The employee stock purchase plan will terminate upon the earlier to occur of: (i) 20 years following the date of its original adoption; and (ii) the date on which all purchase rights are exercised in connection with a corporate transaction.

The plan administrator may, at any time, terminate, amend or restate the employee stock purchase plan. To the extent necessary to comply with Section 423 of the Internal Revenue Code (or any successor rule or provision or any other applicable law), we will obtain stockholder approval in such a manner and to such a degree as required.

Amended Plan Benefits

Because the number of shares of common stock issued under the employee stock purchase plan depends on the level of participation by its participants, we cannot determine the number of shares that may be awarded in the future to eligible employees.

Federal Income Tax Consequences

The employee stock purchase plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and we will not be allowed any deductions in connection with the grant or exercise of an outstanding purchase right.

Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the employee stock purchase plan or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two years after the start date of the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of such sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and we will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess.

If the participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which such shares were acquired and more than one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of such sale or disposition equal to the lesser of: (i) the amount by which the fair market value of the shares on the sale or disposition date exceeds the purchase price paid for those shares; and (ii) 15% of the fair market value of the shares on the start date of the offering period, and any additional gain upon the disposition will be taxed as long-term capital gain. We will not be entitled to any income tax deduction with respect to such sale or disposition.

If the participant still owns the purchased shares at the time of his or her death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on his or her enrollment date into the offering period in which those shares were acquired will constitute ordinary income in the year of death.

Recommendation of the Board of Directors

The board recommends a vote “FOR” approval of proposal 4 — approval of an employee stock purchase plan.

APPENDIX A
Mindspeed Technologies, Inc.
Directors Stock Plan
as amended and restated

As of January 21, 2010

1.	PURPOSE OF THE PLAN.

The purpose of the Directors Stock Plan (as amended and restated, the Plan) is to link the compensation of non-employee directors of Mindspeed Technologies, Inc. (Mindspeed) directly with the interests of the Mindspeed shareholders.

2.	PARTICIPANTS.

Participants in the Plan shall consist of directors of Mindspeed who are not employees of Mindspeed or any of its subsidiaries (Non-Employee Director). The term “subsidiary” as used in the Plan means a corporation more than 50% of the voting stock of which, or an unincorporated business entity more than 50% of the equity interest in which, shall at the time be owned directly or indirectly by Mindspeed.

3.	SHARES RESERVED UNDER THE PLAN.

Subject to the provisions of Section 11 of the Plan, there shall be reserved for delivery under the Plan, from the date of inception of the Plan, an aggregate of 438,000 shares of common stock, par value $.01 per share, of Mindspeed (Shares). Subject to the provisions of Section 11 of the Plan, and subject to the maximum number of Shares available under the Plan, from and after March 10, 2010, no more than 100,000 Shares shall be available for all grants other than options (specifically Restricted Stock and Restricted Stock Units, each as defined below), other than grants made pursuant to Section 8 of Shares or Restricted Stock Units in lieu of cash compensation. Shares to be delivered under the Plan may be authorized and unissued Shares, Shares held in treasury or any combination thereof. Shares delivered under the Plan which are forfeited or otherwise terminated shall be available for subsequent grant under the Plan.

4.	ADMINISTRATION OF THE PLAN.

The Plan shall be administered by the Compensation and Management Development Committee (the Committee) of the Board, subject to the right of the Board, in its sole discretion, to exercise or authorize another “independent committee” to exercise some or all of the responsibilities, powers and authority vested in the Committee under the Plan. The Committee (or the Board or any other independent committee authorized by the Board) shall have authority to interpret the Plan, and to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, and all such interpretations, rules and regulations shall be conclusive and binding on all persons. For purposes of the Plan, “independent committee” shall mean a committee of the Board consisting only of directors who are: (i) an “independent director” under applicable NASDAQ rules, (ii) a “non-employee director” as defined under Rule 16b-3 under the Securities Exchange Act of 1934 and (iii) an “outside director” under Section 162(m) of the Internal Revenue Code of 1986.

5.	EFFECTIVE DATE OF THE PLAN.

The Plan was approved by the Board and by Conexant Systems, Inc. (Conexant), the sole shareholder of Mindspeed, and became effective on the date on which Conexant completed the pro rata distribution of all outstanding Shares to Conexant’s shareowners (the Distribution).

6.	STOCK OPTIONS.

Each Non-Employee Director shall be granted an option to purchase 8,000 Shares at the meeting of the Board at which, or following the Annual Meeting of Shareholders at which, the Non-Employee Director is first elected a director of Mindspeed. Following the Annual Meeting of Shareholders held in the year 2010 and each Annual Meeting of Shareholders thereafter, each Non-Employee Director who is re-elected a director at, or who was previously elected and continues as a director after, that Annual Meeting shall be granted an option to purchase 4,000 Shares, provided that the Board may, by action taken on or before the day following the date of any such Annual Meeting, defer the option grants in respect of such Annual Meeting for up to 60 days following such Annual Meeting to a date coinciding with the date of grant of options or other incentive compensation by Mindspeed to some or all of the officers of Mindspeed.

The exercise price per share for each option granted under the Plan shall be the closing price per share (the Fair Market Value) of Shares on the date of grant as reported on the Nasdaq Stock Market or such other national securities exchange or automated inter-dealer quotation system on which the Shares have been duly listed and approved for quotation and trading (or on the next preceding day such stock was traded if it was not traded on the date of grant). The purchase price of the Shares with respect to which an option or portion thereof is exercised shall be payable in full in cash, Shares valued at their Fair Market Value on the date of exercise, or a combination thereof. Each option may be exercised in whole or in part at any time after it becomes exercisable; and each option shall become exercisable in four approximately equal installments on each of the first, second, third and fourth anniversaries of the date the option is granted. No option shall be exercisable prior to one year nor after ten years from the date of the grant thereof; provided, however, that if the holder of an option dies, the option may be exercised from and after the date of the optionee’s death for a period of three years (or until the expiration date specified in the option if earlier) even if it was not exercisable at the date of death. Moreover, if an optionee retires after attaining age 55 and completing at least five years service as a director, all options then held by such optionee shall be exercisable even if they were not exercisable at such retirement date; provided, however, that each such option shall expire at the earlier of five years from the date of the optionee’s retirement or the expiration date specified in the option.

Options granted under the Plan are not transferable other than (i) by will or by the laws of descent and distribution; or (ii) by gift to the grantee’s spouse or natural, adopted or step-children or grandchildren (Immediate Family Members) or to a trust for the benefit of one or more of the grantee’s Immediate Family Members or to a family charitable trust established by the grantee or one of the grantee’s Immediate Family Members. If an optionee ceases to be a director while holding unexercised options, such options are then void, except in the case of (i) death, (ii) disability, (iii) retirement after attaining age 55 and completing at least five years service as a director, or (iv) resignation from the Board for reasons of the antitrust laws, compliance with Mindspeed’s conflict of interest policies or other circumstances that the Committee may determine as serving the best interests of Mindspeed. Dividends or dividend equivalents will not be paid on Options granted under the Plan.

7.	RESTRICTED STOCK UNITS.

Following the Annual Meeting of Shareholders held in the year 2010 and each Annual Meeting of Shareholders thereafter, each Non-Employee Director who is elected a director at, or who was previously elected and continues as a director after, that Annual Meeting shall be granted restricted stock units (Restricted Stock Units) in an amount equal to the lesser of (a) 3,000 Restricted Stock Units or (b) the number of Restricted Stock Units (rounded to the nearest whole unit) equaling $45,000 divided by the closing price of Shares on the date of grant as reported on the Nasdaq Stock Market or such other national securities exchange or automated inter-dealer quotation system on which the Shares have been duly listed and approved for quotation and trading (or on the next preceding day such stock was traded if it was not traded on the date of grant). For the purpose of the calculation in the previous sentence, one Restricted Stock Unit shall equal one Share.

The recipient shall not have the rights of a shareholder until such time as the Shares underlying the Restricted Stock Units are settled by the issuance of such Shares to the Non-Employee Director. Upon receipt of the Shares underlying the Restricted Stock Units, the recipient shall have the right to vote the Shares. One Share shall be issuable for each Restricted Stock Unit awarded.

Restricted Stock Units issued under this Section 7 shall not be settled, and such Shares shall not be issued, until ten days after (i) the recipient retires from the Board after attaining age 55 and completing at least five years service as a director or (ii) the recipient resigns from the Board or ceases to be a director by reason of the antitrust laws, compliance with Mindspeed’s conflict of interest policies, death, disability or other circumstances, and the Board has not determined (prior to the expiration of such ten day period) that such resignation or cessation of service as a director is adverse to the best interests of Mindspeed.

The settlement of the Restricted Stock Units as described above shall be delayed in the event Mindspeed reasonably determines that the issuance of the Shares would constitute a violation of federal securities laws or other applicable law. If the settlement of the Restricted Stock Units is delayed by the provisions of this paragraph, the settlement of the Restricted Stock Units shall occur at the earliest date at which Mindspeed reasonably determines that issuing the Shares will not cause a violation of federal securities laws or other applicable law. For purposes of this paragraph, the issuance of Shares that would cause inclusion in gross income or the application of any penalty provision or other provision of the Internal Revenue Code of 1986, as amended (the Code), is not considered a violation of applicable law.

Grants of Restricted Stock Units under the Plan are not transferable other than (i) by will or by the laws of descent and distribution; or (ii) by gift to the grantee’s Immediate Family Members or to a trust established for the benefit of one or more of the grantee’s Immediate Family Members or to a family charitable trust established by the grantee or one of the grantee’s Immediate Family Members.

8.	SHARES OR RESTRICTED STOCK UNITS IN LIEU OF CASH COMPENSATION.

Each Non-Employee Director may elect each year, not later than December 31 of the year preceding the year as to which an election is to be applicable, to receive all or any portion of the cash retainer to be paid for board, committee or other service in the following calendar year through the issuance or transfer of Shares, valued at the closing price as reported on the Nasdaq Stock Market or such other national securities exchange or automated inter-dealer quotation system on which the Shares have been duly listed and approved for quotation and trading, on the date when each payment of such retainer amount would otherwise be made in cash (or on the next preceding day such stock was traded if it was not traded on that date). Each Non-Employee Director making such an election may also elect at the same time to receive the value of those Shares in the form of Restricted Stock Units. The recipient shall not have the rights of a shareholder until such time as the Shares underlying the Restricted Stock Units are settled by the issuance of such Shares to the Non-Employee Director. Upon receipt of the Shares underlying the Restricted Stock Units, the recipient shall have the right to vote the Shares. One Share shall be issuable for each Restricted Stock Unit awarded.

Restricted Stock Units issued under this Section 8 shall not be settled, and such Shares shall not be issued, until ten days after (i) the recipient retires from the Board after attaining age 55 and completing at least five years service as a director or (ii) the recipient resigns from the Board or ceases to be a director by reason of the antitrust laws, compliance with Mindspeed’s conflict of interest policies, death, disability or other circumstances, and the Board has not determined (prior to the expiration of such ten day period) that such resignation or cessation of service as a director is adverse to the best interests of Mindspeed.

The settlement of the Restricted Stock Units as described above shall be delayed in the event Mindspeed reasonably determines that the issuance of the Shares would constitute a violation of federal securities laws or other applicable law. If the settlement of the Restricted Stock Units is delayed by the provisions of this paragraph, the settlement of the Restricted Stock Units shall occur at the earliest date at which Mindspeed reasonably determines that issuing the Shares will not cause a violation of federal securities laws or other applicable law. For purposes of this paragraph, the issuance of Shares that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not considered a violation of applicable law.

9.	RESTRICTED STOCK.

The Board or the Committee may, from time to time, as and when either thereof deems it appropriate, provide one or more Non-Employee Directors with a grant of Restricted Stock, subject to the terms, conditions and restrictions established by the Board or the Committee at the time of grant. The recipient will receive dividends in respect of the Shares underlying the Restricted Stock, which will be reinvested in Shares, and paid if and when such Restricted Stock vests.

Grants of Restricted Stock under the Plan are not transferable other than (i) by will or by the laws of descent and distribution; or (ii) by gift to the grantee’s Immediate Family Members or to a trust established for the benefit of one or more of the grantee’s Immediate Family Members or to a family charitable trust established by the grantee or one of the grantee’s Immediate Family Members.

10.	ADDITIONAL COMPENSATION.

The Board or the Committee may, from time to time, as and when either thereof deems it appropriate, provide one or more Non-Employee Directors with additional compensation under the Plan. Such additional compensation may be in the form of a grant of Shares, Restricted Stock, Restricted Stock Units, options to purchase Shares or a combination thereof, subject to the terms, conditions and restrictions established by the Board or the Committee at the time of grant.

11.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

If there shall be any change in or affecting Shares on account of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split or combination, or other distribution to holders of Shares (other than a cash dividend), there shall be made or taken such amendments to the Plan and such adjustments and actions thereunder as the Board may deem appropriate under the circumstances.

12.	GOVERNMENT AND OTHER REGULATIONS.

The obligations of Mindspeed to deliver Shares upon exercise of options granted under Section 6 of the Plan, upon vesting and settlement of Restricted Stock Units pursuant to Section 7 or an election made under Section 8 or the delivery of Shares pursuant to an election made under Section 8 of the Plan or grants made under Section 9 or Section 10 of the Plan, shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, compliance with the Securities Act of 1933, as amended, and (ii) the condition that such Shares shall have been duly listed and approved for quotation and trading on the Nasdaq Stock Market, or such other national securities exchange or automated inter-dealer quotation system as shall be approved by the Board.

13.	AMENDMENT AND TERMINATION OF THE PLAN.

The Plan may be amended by the Board in any respect, provided that, without shareholder approval, no amendment shall (i) materially increase the maximum number of Shares available for delivery under the Plan (other than adjustments pursuant to Section 11 hereof), (ii) materially increase the benefits accruing to participants under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. The Plan may also be terminated at any time by the Board.

The Plan was amended and restated effective July 1, 2008 to adjust (in accordance with Section 11 of the Plan) the number of Shares available for issuance under the Plan, as well as the number of Shares subject to automatic stock option and Restricted Stock Unit grants after giving effect to a 1-for-5 reverse stock split of the Company’s common stock, which became effective at 11:59 p.m. EDT on June 30, 2008. Such amendment and restatement was not subject to the approval of the Company’s shareholders.

14.	REPRICINGS.

Except in connection with a corporate transaction involving Mindspeed (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding options may not be amended to reduce the exercise price of outstanding options or cancel outstanding options in exchange for cash, other grants or options with an exercise price that is less than the exercise price of the original options without shareholder approval.

15.	MISCELLANEOUS.

(a)     A change of control (Change of Control) shall mean any of the following occurring after the Distribution:

(1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a Person) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding Shares or (ii) the combined voting power of the then outstanding voting securities of Mindspeed entitled to vote generally in the election of directors (Outstanding Voting Shares); provided however, that for purposes of this subparagraph (1) the following acquisitions shall not constitute a Change of Control: (v) any acquisition directly from Mindspeed, (w) any acquisition by Mindspeed, (x) any acquisition by Conexant, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Mindspeed, Conexant or any corporation controlled by Mindspeed or Conexant or (z) any acquisition pursuant to a transaction which complies with (i), (ii) and (iii) of subsection (3) of this Section 14(a); or

(2) Individuals who, as of the date of the Distribution constitute the Board (the Incumbent Board) cease for any reason to constitute at least a majority of the Board; provided, however that any individual becoming a director subsequent to that date whose election, or nomination for election by Mindspeed’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Mindspeed or the acquisition of assets of another entity (a Corporate Transaction), in each case, unless, following such Corporate Transaction, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Shares and Outstanding Voting Shares immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns Mindspeed or all or substantially all of Mindspeed’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding Shares and Outstanding Voting Shares, as the case may be, (ii) no Person (excluding Conexant, any employee benefit plan (or related trust) of Mindspeed, of Conexant or of such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

(4) Approval by Mindspeed’s shareholders of a complete liquidation or dissolution of Mindspeed.

(b)     If a Change of Control shall occur, all options then outstanding pursuant to the Plan shall forthwith become fully exercisable whether or not then exercisable, all Restricted Stock Units shall become fully vested and settled by the issuance of Shares, and the restrictions on all Shares granted as Restricted Stock under the Plan shall forthwith lapse; provided, however, that each such option shall expire at the earlier of five years from the date of the Change of Control or the expiration date specified in the option; provided, also, that if the event constituting a Change of Control is not also a “change in the ownership or effective control” of Mindspeed, or a “change in the ownership of a substantial portion of the assets” of Mindspeed, as those terms are defined under Code Section 409A, then Restricted Stock Units shall be settled upon the Non-Employee Director’s “separation from service” within the meaning under Code Section 409A coincident with or subsequent to such Change of Control.

(c)     Nothing contained in the Plan shall be deemed to confer upon any person any right to continue as a director of or to be associated in any other way with Mindspeed.

(d)     To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware.

APPENDIX B

MINDSPEED TECHNOLOGIES, INC.

EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the Employee Stock Purchase Plan of Mindspeed Technologies, Inc.

1.  Purpose. The purpose of the Plan (as defined below) is to provide Employees (as defined below) of the Company (as defined below) and its Designated Parents (as defined below) or Subsidiaries (as defined below) with an opportunity to purchase Common Stock (as defined below) of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (as defined below) and the applicable regulations thereunder. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.  Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means either the Board or a committee of the Board that is responsible for the administration of the Plan as is designated from time to time by resolution of the Board.

(b) “Applicable Laws” means the legal requirements relating to the administration of employee stock purchase plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code and the applicable regulations thereunder, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to participation in the Plan by residents therein.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means Mindspeed Technologies, Inc, a Delaware corporation.

(g) “Compensation” means an Employee’s base salary from the Company or one or more Designated Parents or Subsidiaries, including such amounts of base salary as are deferred by the Employee: (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code; or (ii) to a plan qualified under Section 125 of the Code. “Compensation” does not include overtime, bonuses, annual awards, other incentive payments, reimbursements or other expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation, contributions (other than contributions described in the first sentence) made on the Employee’s behalf by the Company or one or more Designated Parents or Subsidiaries under any employee benefit or welfare plan now or hereafter established, and any other payments not specifically referenced in the first sentence.

(h) “Corporate Transaction” means any of the following transactions:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations);

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership

(within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(i) “Designated Parents or Subsidiaries” means the Parents or Subsidiaries, which have been designated by the Administrator from time to time as eligible to participate in the Plan.

(j) “Effective Date” means the date of the approval of the Plan by the Company’s stockholders. However, should any Parent or Subsidiary become a Designated Parent or Subsidiary after such date, then the Administrator, in its discretion, shall designate a separate Effective Date with respect to the employee-participants of such Designated Parent or Subsidiary.

(k) “Employee” means any individual, including an officer or director, who is an employee of the Company or a Designated Parent or Subsidiary for purposes of Section 423 of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the individual’s employer. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave, for purposes of determining eligibility to participate in the Plan.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Exercise Date” means the last day of each Purchase Period.

(n) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on one or more established stock exchanges, including without limitation, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The Nasdaq Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, its Fair Market Value shall be determined by the Administrator in good faith.

(o) “New Exercise Date” has the meaning set forth in Section 18(b).

(p) “Offer Period” means an Offer Period established pursuant to Section 4.

(q) “Offering Date” means the first day of each Offer Period.

(r) “Parent” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(s) “Participant” means an Employee of the Company or Designated Parent or Subsidiary who has enrolled in the Plan as set forth in Section 5(a).

(t) “Plan” means this Employee Stock Purchase Plan.

(u) “Purchase Period” means a period specified as such pursuant to Section 4(b).

(v) “Purchase Price” means an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Offering Date or on the Exercise Date, whichever is lower.

(w) “Reserves” means, as of any date, the sum of : (1) the number of shares of Common Stock covered by each then outstanding option under the Plan which has not yet been exercised; and (2) the number of shares of Common Stock which have been authorized for issuance under the Plan, but not then subject to an outstanding option.

(x) “Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.  Eligibility.

(a) General. Subject to the further limitations in Sections 3(b) and 3(c), any individual who is an Employee on a given Offering Date shall be eligible to participate in the Plan for the Offer Period commencing with such Offering Date. No individual who is not an Employee shall be eligible to participate in the Plan.

(b) Limitations on Grant and Accrual. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan: (i) if, immediately after the grant, such Employee (taking into account stock owned by any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary; or (ii) which permits the Employee’s rights to purchase stock under all employee stock purchase plans of the Company and its Parents or Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars (US$25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. The determination of the accrual of the right to purchase stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder. No more than Two Hundred Fifty Thousand (250,000) shares of Common Stock may be purchased during any Offer Period.

(c) Other Limits on Eligibility. Notwithstanding Subsection (a), above, the following Employees shall not be eligible to participate in the Plan for any relevant Offer Period: (i) Employees whose customary employment is 20 or fewer hours per week; (ii) Employees whose customary employment is for not more than 5 months in any calendar year; (iii) Employees who have not been employed since the first day of the enrollment period preceding an Offer Period (such enrollment period not to exceed two months); and (iv) Employees who are subject to rules or laws of a foreign jurisdiction that prohibit or make the participation of such Employees in the Plan violative of other applicable laws.

4.  Offer Periods.

(a) The Plan shall be implemented through overlapping or consecutive Offer Periods until such time as: (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased; or (ii) the Plan shall have been sooner terminated in accordance with Section 19. The maximum duration of an Offer Period shall be twenty-seven (27) months. Initially, the Plan shall be implemented through consecutive Offer Periods of six (6) months’ duration commencing each June 1 and December 1 following the Effective Date.

(b) A Participant shall be granted a separate option for each Offer Period in which he or she participates. The option shall be granted on the Offering Date and shall be automatically exercised on the last day of the Offer Period. However, with respect to any Offer Period, the Administrator may specify shorter Purchase Periods within an Offer Period, such that the option granted on the Offering Date shall be automatically exercised in successive installments on the last day of each Purchase Period ending within the Offer Period.

(c) If on the first day of any Purchase Period in an Offer Period in which an Employee is a Participant, the Fair Market Value of the Common Stock is less than the Fair Market Value of the Common Stock on the Offering Date of the Offer Period (after taking into account any adjustment during the Offer Period pursuant to Section 18(a)), the Offer Period shall be terminated automatically and the Participant shall be enrolled automatically in the new Offer Period which has its first Purchase Period commencing on that date, provided the Employee is eligible to participate in the Plan on that date and has not elected to terminate participation in the Plan.

(d) Except as specifically provided herein, the acquisition of Common Stock through participation in the Plan for any Offer Period shall neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Offer Period.

5.  Participation.

(a) An eligible Employee may become a Participant in the Plan by submitting an authorization of payroll deduction (using such form or method (including electronic forms) as the Administrator may designate from time to time) as of a date in advance of the Offering Date for the Offer Period in which such participation will commence, as required by the Administrator for all eligible Employees with respect to a given Offer Period.

(b) Payroll deductions for a Participant shall commence with the first partial or full payroll period beginning on the Offering Date and shall end on the last complete payroll period during the Offer Period, unless sooner terminated by the Participant as provided in Section 10.

6.  Payroll Deductions.

(a) At the time a Participant enrolls in the Plan, the Participant shall elect to have payroll deductions made during the Offer Period in amounts between one percent (1%) and not exceeding ten percent (10%) of the Compensation which the Participant receives during the Offer Period.

(b) All payroll deductions made for a Participant shall be credited to the Participant’s account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.

(c) A Participant may discontinue participation in the Plan as provided in Section 10, or may increase or decrease the rate of payroll deductions during the Offer Period by submitting notice of a change of status (using such form or method (including electronic forms) as the Administrator may designate from time to time) authorizing an increase or decrease in the payroll deduction rate. Any increase or decrease in the rate of a Participant’s payroll deductions shall be effective as soon as administratively practicable following the date of the request. A Participant’s payroll deduction authorization (as modified by any change of status notice) shall remain in effect for successive Offer Periods unless terminated as provided in Section 10. The Administrator shall be authorized to limit the number of payroll deduction rate changes during any Offer Period.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a Participant’s payroll deductions shall be decreased to 0%. Payroll deductions shall recommence at the rate provided in such Participant’s payroll deduction authorization, as amended, when permitted under Section 423(b)(8) of the Code and Section 3(b), unless such participation is sooner terminated by the Participant as provided in Section 10.

7.  Grant of Option. On the Offering Date, each Participant shall be granted an option to purchase (at the applicable Purchase Price) shares of Common Stock; provided: (i) that such option shall be subject to the limitations set forth in Sections 3(b), 6 and 12; and (ii) the maximum number of shares of Common Stock a Participant shall be permitted to purchase in any Offer Period shall be the number of shares determined by dividing $12,500 by the Fair Market Value of a share of Common Stock on the Offering Date, subject to adjustment as provided in Section 18. Exercise of the option shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and the option, to the extent not exercised, shall expire on the last day of the Offer Period with respect to which such option was granted. Notwithstanding the foregoing, shares subject to the option may only be purchased with accumulated payroll deductions credited to a Participant’s account in accordance with Section 6. In addition, to the extent an option is not exercised on an Exercise Date, the option shall lapse and thereafter cease to be exercisable.

8.  Exercise of Option. Unless a Participant withdraws from the Plan as provided in Section 10, the Participant’s option for the purchase of shares of Common Stock will be exercised automatically on each Exercise Date, by applying the accumulated payroll deductions in the Participant’s account to purchase the number of full shares subject to the option by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price. No fractional shares will be purchased; any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full share shall be returned to the Participant as soon as administratively practicable, without interest. In addition, any amount remaining in a Participant’s account following the purchase of shares on the Exercise Date due to the application of Section 423(b)(8) of the Code or Section 7, shall be returned to the Participant and shall not be carried over to the next Offer Period or Purchase Period. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by the Participant.

9.  Delivery. Upon receipt of a request from a Participant after each Exercise Date on which a purchase of shares occurs, the Company shall arrange for the delivery to such Participant, as soon as administratively practicable, of the shares purchased upon exercise of the Participant’s option. The Company may arrange for delivery of such shares to an account for the benefit of a Participant established with a third party designated by the Company.

10. Withdrawal; Termination of Employment.

(a) A Participant may either: (i) withdraw all but not less than all the payroll deductions credited to the Participant’s account and not yet used to exercise the Participant’s option under the Plan; or (ii) terminate future payroll deductions, but allow accumulated payroll deductions to be used to exercise the Participant’s option under the Plan at any time by giving notice to the Company (using such form or method (including electronic forms) as the Administrator may designate from time to time). If the Participant elects withdrawal alternative (i) described above, all of the Participant’s payroll deductions credited to the Participant’s account will be paid to such Participant as soon as administratively practicable after receipt of notice of withdrawal, such Participant’s option for the Offer Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offer Period. If the Participant elects withdrawal alternative (ii) described above, no further payroll deductions for the purchase of shares will be made during the Offer Period, all of the Participant’s payroll deductions credited to the Participant’s account will be applied to the exercise of the Participant’s option on the next Exercise Date (subject to Sections 3(b), 6, 7 and 12), and after such Exercise Date, such Participant’s option for the Offer Period will be automatically terminated and all remaining accumulated payroll deduction amounts shall be returned to the Participant. If a Participant withdraws from an Offer Period, payroll deductions will not resume at the beginning of the succeeding Offer Period unless the Participant enrolls in such succeeding Offer Period.

(b) Upon termination of a Participant’s employment relationship (as described in Section 2(k)) prior to the next scheduled Exercise Date, the payroll deductions credited to such Participant’s account during the Offer Period but not yet used to exercise the option will be returned to such Participant or, in the case of his/her death, to the person or persons entitled thereto under Section 14, and such Participant’s option will be automatically terminated without exercise of any portion of such option.

11. Interest. No interest shall accrue on the payroll deductions credited to a Participant’s account under the Plan.

12. Stock.

(a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be Five Hundred Thousand (500,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. With respect to any amendment to increase the total number of shares of Common Stock under the Plan, the Administrator shall have discretion to disallow the purchase of any increased shares of Common Stock for Offer Periods in existence prior to such increase. If the Administrator determines that on a given Exercise Date the number of shares with respect to which options are to be exercised may exceed (x) the number of shares then available for sale under the Plan or (y) the number of shares available for sale under the Plan on the Offering Date(s) of one or more of the Offer Periods in which such Exercise Date is to occur, the Administrator may make a pro rata allocation of the shares remaining available for purchase on such Offering Dates or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine to be equitable, and shall either continue all Offer Periods then in effect or terminate any one or more Offer Periods then in effect pursuant to Section 19. Any amount remaining in a Participant’s payroll account following such pro rata allocation shall be returned to the Participant and shall not be carried over to any future Purchase Period or Offer Period, as determined by the Administrator.

(b) A Participant will have no interest or voting right in shares covered by the Participant’s option until such shares are actually purchased on the Participant’s behalf in accordance with the applicable provisions of the Plan. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

(c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant.

13. Administration. The Plan shall be administered by the Administrator, which shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by Applicable Law, be final and binding upon all persons.

14. Designation of Beneficiary.

(a) Each Participant will file a designation (using such form or method (including electronic forms) as the Administrator may designate from time to time) of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the Participant (and the Participant’s spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living (or in existence) at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Administrator), the Administrator shall deliver such shares and/or cash to the spouse (or domestic partner, as determined by the Administrator) of the Participant, or if no spouse (or domestic partner) is known to the Administrator, then to the issue of the Participant, such distribution to be made per stirpes (by right of representation), or if no issue are known to the Administrator, then to the heirs at law of the Participant determined in accordance with Section 27.

15. Transferability. No payroll deductions credited to a Participant’s account, options granted hereunder, or any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Administrator may, in its sole discretion, treat such act as an election to withdraw funds from an Offer Period in accordance with Section 10.

16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or hold them exclusively for the benefit of Participants. All payroll deductions received or held by the Company may be subject to the claims of the Company’s general creditors. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Designated Parent or Subsidiary and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or a Designated Parent or Subsidiary. The Participants shall have no claim against the Company or any Designated Parent or Subsidiary for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

17. Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18. Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a) Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the Purchase Price, the maximum number of shares that may be purchased in any Offer Period or Purchase Period, as well as any other terms that the Administrator determines require adjustment may be proportionately adjusted for: (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock; (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock, including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment, if any, shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the Reserves and the Purchase Price.

(b) Corporate Transactions. In the event of a proposed Corporate Transaction, each option under the Plan shall be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator, in the exercise of its sole discretion and in lieu of such assumption, determines to shorten the Offer Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Administrator shortens the Offer Period then in progress in lieu of assumption in the event of a Corporate Transaction, the Administrator shall notify each Participant in writing at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that either:

(i) the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offer Period as provided in Section 10; or

(ii) the Company shall pay to the Participant on the New Exercise Date an amount in cash, cash equivalents, or property as determined by the Administrator that is equal to the excess, if any, of (x) the Fair Market Value of the shares subject to the option over (y) the Purchase Price due had the Participant’s option been exercised automatically under Subsection (b)(i) above. In addition, all remaining accumulated payroll deduction amounts shall be returned to the Participant.

(c) For purposes of Section 18(b), an option granted under the Plan shall be deemed to be assumed if, in connection with the Corporate Transaction, the option is replaced with a comparable option with respect to shares of capital stock of the successor corporation or Parent thereof. The determination of option comparability shall be made by the Administrator prior to the Corporate Transaction and its determination shall be final, binding and conclusive on all persons.

19. Amendment or Termination.

(a) The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can adversely affect options previously granted, provided that the Plan or any one or more Offer Periods may be terminated by the Administrator on any Exercise Date or by the Administrator establishing a new Exercise Date with respect to any Offer Period and/or any Purchase Period then in progress if the Administrator determines that the termination of the Plan or such one or more Offer Periods is in the best interests of the Company and its stockholders. Except as provided in Section 18 and this Section 19, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant without the consent of affected Participants. To the extent necessary to comply with Section 423 of the

Code (or any successor rule or provision or any other Applicable Law), the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to limit the frequency and/or number of changes in the amount withheld during Offer Periods, change the length of Purchase Periods within any Offer Period, determine the length of any future Offer Period, determine whether future Offer Periods shall be consecutive or overlapping, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish or change Plan or per Participant limits on share purchases, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable and which are consistent with the Plan, in each case to the extent consistent with the requirements of Code Section 423 and other Applicable Laws.

20. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.

21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned Applicable Laws or is otherwise advisable. In addition, no options shall be exercised or shares issued hereunder before the Plan has been approved by stockholders of the Company as provided in Section 23.

22. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of twenty (20) years unless sooner terminated under Section 19.

23. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

24. No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or a Designated Parent or Subsidiary, and it shall not be deemed to interfere in any way with such employer’s right to terminate, or otherwise modify, an employee’s employment at any time.

25. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Designated Parent or Subsidiary, participation in the Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Designated Parent or Subsidiary, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

26. Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

27. Governing Law. The Plan is to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code, or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties, except to the extent the internal laws of the State of California are superseded by the laws of the United States. Should any provision of the Plan be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

28. Dispute Resolution. The provisions of this Section 28 shall be the exclusive means of resolving disputes arising out of or relating to the Plan. The Company and the Participant, or their respective successors (the “parties”), shall attempt in good faith to resolve any disputes arising out of or relating to the Plan by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Plan shall be brought in the United States District Court for the Central District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Orange) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 28 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

MINDSPEED TECHNOLOGIES, INC. 4000 MACARTHUR BOULEVARD, EAST TOWER NEWPORT BEACH, CA 92660
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

	M18914-P86990	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MINDSPEED TECHNOLOGIES, INC. The Board of Directors recommends that you vote FOR the following Director:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Director	☐	☐	☐

1. Election of director Nominee: Jerre L. Stead

Vote on Proposals

The Board of Directors recommends that you vote FOR the following proposals:		For	Against	Abstain

2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐
3.	APPROVAL OF AMENDED AND RESTATED DIRECTORS STOCK PLAN.	☐	☐	☐
4.	APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN.	☐	☐	☐
This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is given, this proxy will be voted for proposals (1) through (4) above, and as said proxies deem advisable on such other matters as may properly come before the Annual Meeting or at any adjournments thereof. If the nominee listed in proposal (1) declines or is unable to serve as a director, then the persons named as proxies shall have full discretion to vote for any other person designated by the Board of Directors.

(Your signature(s) should conform to your name(s) as printed hereon.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Bring this admission ticket with you to the meeting on March 10, 2010. Do not mail.
This admission ticket admits you to the meeting. You will not be let into the meeting without an admission ticket or other proof of stock ownership as of January 11, 2010, the record date.
ADMISSION TICKET
MINDSPEED TECHNOLOGIES, INC.
2010 Annual Meeting of Stockholders
March 10, 2010
2:00 p.m. Pacific Time
Mindspeed Technologies, Inc. Headquarters
4000 MacArthur Boulevard, East Tower
Newport Beach, California 92660
NOTE: Seating at the Annual Stockholders Meeting will be limited.
Therefore, request or receipt of an Admission Ticket does not guarantee the availability of a seat.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on March 10, 2010: The proxy statement and 2009 annual report to stockholders are available at www.proxyvote.com.

M18915-P86990
MINDSPEED TECHNOLOGIES, INC.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Raouf Y. Halim and Bret W. Johnsen, and each of them, with power to act without the other and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Mindspeed Technologies, Inc. common stock, which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2010 Annual Meeting of Stockholders of Mindspeed Technologies, Inc. to be held on March 10, 2010, or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.
(Continued and to be signed on the reverse side)
PLEASE SIGN, DATE AND RETURN THE PROXY CARD